UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BERGIO INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3910	27-1338257
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 Daniel Road E.

Fairfield, NJ 07004

 (Address and telephone number of principal executive offices)

(973) 227-3230

(Name, address and telephone number of agent for service)

Copies to:

Lucosky Brookman LLP

33 Wood Avenue South, 6th Floor

Iselin, New Jersey 08830

Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, issuable pursuant to the Equity Agreement	9,500,000	(1)	$0.01	$95,000	$10.89

(1)

We are registering 9,500,000 shares of our common stock (the “Shares”) that we will put to TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA” or the “Selling Security Holder”), pursuant to a committed equity facility agreement (the “Equity Agreement”) between the Selling Security Holder and the registrant entered into on December 23, 2011.  In the event of stock splits, stock dividends, or similar transactions involving the registrant’s common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  In the event that adjustment provisions of the Equity Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, using the closing price as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on January 31, 2012, which was $0.01 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2012

BERGIO INTERNATIONAL INC.

9,500,000 Shares of Common Stock

This prospectus relates to the resale of up to 9,500,000 shares of our common stock, par value $0.001 per share (the “Shares”), by TCA, which are Shares that we will put to TCA by delivering an advance notice pursuant to the Equity Agreement.

The Equity Agreement with TCA provides that, for a period of twenty-four (24) months commencing on the effective date of the registration statement, TCA is committed to purchase up to $2,500,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Agreement.  The 9,500,000 Shares included in this prospectus represent a portion of the Shares issuable to the Selling Security Holder under the Equity Agreement.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  TCA will pay us ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days after the Company delivers to TCA an advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

We will not receive any proceeds from the sale of these Shares offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our Shares under the Equity Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “BRGO.OB.”  The Shares registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCBB during the term of this offering.  On January 31, 2012, the closing price as reported on the OTCBB was $0.01 per share.  These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 10.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2012

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you.  Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.  In this Prospectus, the terms “Bergio,” “Company,” “we,” “us” and “our” refer to Bergio International Inc.

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in the exploration of mineral properties.  On October 21, 2009, we entered into an exchange agreement with Diamond Information Institute, whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute, Inc. (“Diamond Information Institute”) and changed the name of the Company to Bergio International Inc. (the “Exchange Agreement”).

We are entering into our 18th year of operations and concentrate on boutique, upscale jewelry stores.  We currently sell our jewelry to approximately 150 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.  Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones.  We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish Bergio as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions, Bergio may agree to issue our common stock in exchange for the capital received.  However, as of the date hereof, we do not have any binding agreements with any potential acquisition candidates.

Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines.  Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan.  If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have incurred net losses since our inception.    For the nine months ended September 30, 2011, we incurred a net loss of $261,565 and used cash of $218,966 in operations.  We currently have sufficient cash to sustain our operations for a period of approximately 1 month.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  Management estimates that it will need approximately $200,000 over the next twelve months to fund all of the Company’s current product development and marketing projects.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Furthermore, the large number of shares available from the selling Security Holder pursuant to the prospectus and the depressive effect of the availability of such shares could make it difficult for us to raise funds from other sources.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

About This Offering

This offering relates to the resale of up to 9,500,000 shares of our common stock by the Selling Security Holder, which are the Shares that we will put to TCA pursuant to the Equity Agreement.  The 9,500,000 shares included in this prospectus represent a portion of the aggregate shares issuable to the Selling Security Holder under the Equity Agreement.  Pursuant to the Equity Agreement:

•

TCA agreed to purchase from the Company, from time to time, in the Company’s discretion (subject to the conditions set forth therein), for a period of twenty-four (24) months, commencing on the effective date of the registration statement filed by the Company for resale of the Shares issuable under the Purchase Agreement, up to $2,500,000 of the Company’s common stock;

•

Pursuant to a registration rights agreement between the Company and TCA entered into in connection with the Equity Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act, of shares of common stock issuable under the Equity Agreement, by February 6, 2012;

•

The purchase price for the shares of common stock sold under the Equity Agreement will be equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days (the “Pricing Period”) after the Company delivers to TCA an Advance notice in writing (the “Market Price”) requiring TCA to Advance funds to the Company, subject to the terms of the Equity Agreement.

•

The maximum amount of common stock that TCA shall be obligated to purchase with respect to any single Advance under the Equity Agreement will be the greater of: (i) an amount calculated by multiplying the Market Price applicable to the relevant Advance notice by 500,000 shares or (ii) two hundred percent (200%) of the Market Price applicable to the relevant Advance notice.

•

As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred and twenty-five thousand dollars ($125,000) (the “Facility Fee Shares”).  The Facility Fee Shares shall be issued by the Company to TCA in four (4) quarterly installments, the first of such issuances being the date of execution of the Equity Agreement.  It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $125,000.  In the event the value of the Facility Fee Shares issued to TCA does not equal $125,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.0095 (equal to 95% of the closing price of our common stock of $0.01 on January 31, 2012), we will be able to receive up to $90,250 in gross proceeds, assuming the sale of the entire 9,500,000 Shares being registered hereunder pursuant to the Equity Agreement.  At an assumed purchase price of $0.0095 under the Equity Agreement, we would be required to register 253,657,895 additional shares to obtain the balance of $2,500,000 under the Equity Agreement.  The Company is currently authorized to issue 200,000,000 shares of its common stock.  TCA has agreed, subject to certain exceptions listed in the Equity Agreement, to refrain from holding an amount of shares which would result in TCA or its affiliates from owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.

We will bear the expenses of this offering which we estimate to be approximately $40,000, including legal expenses of approximately $25,000, accounting expenses of approximately $10,000, and miscellaneous expenses, including printer costs, of approximately $5,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

TCA will periodically purchase our common stock under the Equity Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to TCA to raise the same amount of funds, as our stock price declines.

Summary of the Shares offered by the Selling Security Holder

Common stock Offered by the Selling Security Holder	9,500,000 shares of common stock.

Common Stock Outstanding Before the Offering	36,832,454 as of January 31, 2012

Common Stock Outstanding After the Offering	46,332,454 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Terms of the Offering	The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Equity Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our common stock under the Equity Agreement.  The proceeds from the offering will be used for working capital and general corporate purpose.  See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

OTCBB Symbol	BRGO.OB

SUMMARY FINANCIAL DATA

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS:	For the years ended December 31,
	2010	2009
Revenues	$1,445,570	$975,354

Total operating expenses	954,369	789,417
Operating income (loss)	(321,630)	(504,771)
Net income (loss)	$(838,999)	$(597,725)

Basic and diluted earnings (loss) per common share	$(0.10)	$(0.20)
Weighted average common shares outstanding basic and diluted	8,718,321	2,926,124

BALANCE SHEETS:	At December 31, 2010	At December 31, 2009

Cash and cash equivalents	$4,262	$--
Current assets	$2,265,507	$1,722,903
Total assets	$2,388,642	$1,888,210
Current liabilities	$1,240,384	$2,100,386
Total liabilities	$1,292,010	$2,305,981
Total stockholders’ equity (deficit)	$1,096,632	$(417,771)

STATEMENTS OF OPERATIONS:	For the quarters ended September 30,
	2011	2010
Revenues	$1,029,774	$892,509

Total operating expenses	$642,681	$771,164
Operating loss	$(279,671)	$(306,899)
Net income (loss)	$(261,565)	$772,764

Basic and diluted earnings (loss) per common share	$(0.01)	$(0.10)
Weighted average common shares outstanding basic and diluted	18,915,122	7,935,213

BALANCE SHEETS:	At September 30, 2011	At September 30, 2010

Cash and cash equivalents	$--	$--
Current assets	$2,025,317	$2,151,830
Total assets	$2,141,988	$2,280,462
Current liabilities	$1,054,057	$984,420
Total liabilities	$1,092,197,	$1,144,262
Total stockholders’ equity (deficit)	$1,049,791	$1,136,200

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

An investment in the Company’s common stock involves a high degree of risk.  An investor should carefully consider the risks described below as well as other information contained in this report.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and an investor may lose all or part of his or her investment.

Risks Related To Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE SUFFICIENT CASH TO SUSTAIN OUR OPERATIONS FOR A PERIOD OF APPROXIMATELY ONE MONTH, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN.

For the nine months ended September 30, 2011, we incurred a net loss of $261,565 and used cash of $218,966 in operations.  As of September 30, 2011, we have an accumulated deficit of $3,197,685.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  We currently have sufficient cash to sustain our operations for a period of approximately one month.  Management estimates that it will need approximately $200,000 over the next twelve months to fund all of the Company’s current product development and marketing projects.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted and unrestricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Luxury products, such as fine jewelry, are discretionary purchases for consumers.  Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries.  Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates.  Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, and adverse business conditions.  Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products.  We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

BECAUSE WE ARE HIGHLY DEPENDENT ON OUR KEY EXECUTIVE OFFICER FOR THE SUCCESS OF OUR BUSINESS PLAN AND MAY BE DEPENDENT ON THE EFFORTS AND RELATIONSHIPS OF THE PRINCIPALS OF FUTURE ACQUISITIONS AND MERGERS, IF ANY OF THESE INDIVIDUALS BECOME UNABLE TO CONTINUE IN THEIR ROLE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We believe our success will depend, to a significant extent, on the efforts and abilities of Berge Abajian, our Chief Executive Officer.  If we lost Mr. Abajian, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we could find a satisfactory replacement for Mr. Abajian at all, or on terms that are not unduly expensive or burdensome.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.  These professionals are regularly recruited by other companies and may choose to change companies.  Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

BECAUSE WE INTEND TO ACQUIRE BUSINESSES AND SUCH ACTIVITY INVOLVES A NUMBER OF RISKS, OUR CORE BUSINESS MAY SUFFER.

We may consider acquisitions of assets or other business.  Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability.  For example:

•

The acquired assets or business may not achieve expected results;

•

We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

•

We may not be able to retain key personnel of an acquired business;

•

Our management’s attention may be diverted; or

•

Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

BECAUSE THE JEWELRY INDUSTRY IN GENERAL IS AFFECTED BY FLUCTUATIONS IN THE PRICES OF PRECIOUS METALS AND PRECIOUS AND SEMI-PRECIOUS STONES, WE COULD EXPERIENCE INCREASED OPERATING COSTS THAT WILL AFFECT OUR BOTTOM LINE.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers.  Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins.

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO FASHION TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE EFFECTED.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands.  Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends.  If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR BRAND IMAGE.

We have spent significant amounts of time and money in branding our Bergio and Bergio Bridal lines.  We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand.  The ability to differentiate products from competitors of the Company has been a factor in attracting consumers.  However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer.  If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected.  These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

WE MAINTAIN A RELATIVELY LARGE INVENTORY OF OUR RAW MATERIALS AND IF THIS INVENTORY IS LOST DUE TO THEFT, OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

We purchase large volumes of precious metals and store significant quantities of raw materials and jewelry products at our facility in New Jersey.  Although we have an insurance policy with Lloyd’s of London, if we were to encounter significant inventory losses due to third party or employee theft from our facility which required us to implement additional security measures, this would increase our operating costs.  Also such losses of inventory could exceed the limits of, or be subject to an exclusion from, coverage under our current insurance policy.  Claims filed by us under our insurance policies could lead to increases in the insurance premiums payable by us or possible termination of coverage under the relevant policy.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

Approximately $345,976 of our working capital consists of accounts receivable from customers.  If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected.  An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations.  A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success is to increase our revenues and available cash.  We may not have the resources required to promote our business and its potential benefits.  If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business.  To the extent we are unable to achieve sales growth, we may continue to incur losses.  We may not be successful or make progress in the growth and operation of our business.  Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented.  Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business.  To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth.  Growth could place an increasing strain on our management and financial resources.  To manage growth effectively, we will need to:

•

Establish definitive business strategies, goals and objectives;

•

Maintain a system of management controls; and

•

Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTCBB, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTCBB by requiring an issuer to be current in its filings with the SEC.  Pursuant to Rule 6530(e), if we file our reports late with the SEC three times our securities will be removed from the OTCBB for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK,” AND IS SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act.  Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

BECAUSE OUR CURRENT CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, MR. BERGE ABAJIAN, OWNS A SIGNIFICANT PERCENTAGE OF OUR COMPANY, HE WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY, DESPITE YOUR ABILITY TO VOTE.

Berge Abajian, our chief executive officer and sole director, beneficially owns a significant percentage of our common stock and maintains voting control through his ownership of preferred stock.  Accordingly, Mr. Abajian will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.  As a result of his ownership and position in the Company, Mr. Abajian is able to influence all matters requiring shareholder action, including significant corporate transactions.  In addition, sales of significant amount of shares held by Mr. Abajian, or the prospect of these sales, could adversely affect the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We voluntarily file annual, quarterly and current reports with the SEC.  In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly.  We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley.  These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.  ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock.  We expect that any income received from operations will be devoted to our future operations and growth.  The Company does not expect to pay cash dividends in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

IF WE ARE UNABLE TO FAVORABLY ASSESS THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, OUR STOCK PRICE COULD BE ADVERSELY AFFECTED.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, our management will be required to report on the effectiveness of our internal control over financial reporting in each of our annual reports.  Our management will need to provide such a report commencing with our first annual report after we have filed an annual report with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year, which will be our annual report for the year ended December 31, 2011.  We may not be able to favorably assess the effectiveness of our internal controls over financial reporting as of December 31, 2011, or beyond.  If this occurs, investor confidence and our stock price could be adversely affected.

WE ARE REGISTERING AN AGGREGATE OF 9,500,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY AGREEMENT.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 9,500,000 Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Agreement.  Notwithstanding TCA’s ownership limitation, the 9,500,000 Shares would represent approximately 20.96% of our shares of common stock outstanding immediately after our exercise of the put right under the Equity Agreement.  The sale of these Shares into the public market by TCA could depress the market price of our common stock.  At the assumed offering price of $0.0095 per share, we will be able to receive up to $90,250 in gross proceeds, assuming the sale of the entire 9,500,000 Shares being registered hereunder pursuant to the Equity Agreement.  We would be required to register 253,657,895 additional shares to obtain the balance of $2,500,000 under the Equity Agreement at the assumed offering price of $0.0095.  Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Equity Agreement.

THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE EQUITY AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Equity Agreement with TCA.  Our ability to draw down funds and sell shares under the Equity Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective.  In addition, the registration statement of which this prospectus is a part registers 9,500,000 Shares issuable under the Equity Agreement, and our ability to access the Equity Agreement to sell any remaining shares issuable under the Equity Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares.  These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to TCA under the Equity Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Agreement unless certain other conditions are met.  Accordingly, because our ability to draw down amounts under the Equity Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $2,500,000 available to us under the Equity Agreement.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY AGREEMENT, AND AS SUCH, TCA MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

TCA has agreed, subject to certain exceptions listed in the Equity Agreement, to refrain from holding an amount of shares which would result in TCA or its affiliates owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent TCA from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, TCA could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Equity Agreement with TCA contemplates the potential future issuance and sale of up to $2,500,000 of our common stock to TCA subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Agreement.  These examples assume issuances at a market price of $0.00.95 per share and at 10%, 25%, 50%, and 75% below $0.0095 per share, taking into account TCA’s 5% discount.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.008550	292,397,661	329,230,115	88.81%

25%	$0.007125	350,877,193	387,709,647	90.50%

50%	$0.004750	526,315,789	563,148,243	93.46%

75%	$0.002375	1,052,631,579	1,089,464,033	96.62%

(1)

Represents purchase prices equal to 95% of $0.01 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)

Represents the number of shares issuable if the entire $2,500,000 under the Equity Agreement were drawn down at the indicated purchase prices.  Our Articles of Incorporation currently authorizes 200,000,000 shares of common stock.

(3)

Based on 36,832,454 shares of common stock outstanding at January 31, 2012.  Our Articles of Incorporation currently authorizes 200,000,000 shares of common stock.

(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

TCA WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to TCA pursuant to the Equity Agreement will be purchased at an 5% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our advance notice to TCA of our election to put shares pursuant to the Equity Agreement.  TCA has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If TCA sells the shares, the price of our common stock could decrease.  If our stock price decreases, TCA may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY AGREEMENT.

Effective December 23, 2011, we entered into a $2,500,000 Equity Agreement with TCA.  Pursuant to the Equity Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to TCA at a price equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date our advance notice is delivered.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock.  We expect that any income received from operations will be devoted to our future operations and growth.  The Company does not expect to pay cash dividends in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.”  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC.  In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account.  Accordingly, we will not receive any proceeds from the resale of our common stock.  However, we will receive proceeds from any sale of the common stock to TCA under the Equity Agreement.  We intend to use the net proceeds received for working capital or general corporate needs.

SELLING SECURITY HOLDERS

We agreed to register for resale 9,500,000 Shares that we will put to TCA pursuant to the Equity Agreement.  The Equity Agreement with TCA provides that TCA is committed to purchase up to $2,500,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Agreement.

Selling Security Holder Pursuant to the Equity Agreement

TCA is the potential purchaser of our common stock under the Equity Agreement.  The 9,500,000 Shares offered in this prospectus are based on the Equity Agreement between TCA and us.  TCA may from time to time offer and sell any or all of the Shares that are registered under this prospectus.  The purchase price is ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice under the Equity Agreement.

We are unable to determine the exact number of Shares that will actually be sold by TCA according to this prospectus due to:

•

the ability of TCA to determine when and whether it will sell any of the Shares under this prospectus; and

•

the uncertainty as to the number of Shares that will be issued upon exercise of our put options through the delivery of an Advance notice under the Equity Agreement.

The following information contains a description of how TCA acquired (or shall acquire) the shares to be sold in this offering.  TCA has not held a position or office, or had any other material relationship with us, except as follows.

TCA is a limited partnership organized and existing under the laws of the Cayman Islands.  All investment decisions of, and control of, TCA is held by its general partner TCA Global Credit Fund GP, Ltd (“TCA GP”).  Robert Press is the manager of TCA GP, and he has voting and investment power over the shares beneficially owned by TCA.  TCA acquired, or will acquire, all shares being registered in this offering in the financing transaction with us.

TCA intends to sell up to 9,500,000 Shares of our common stock pursuant to the Equity Agreement under this prospectus.  On December 23, 2011, the Company and TCA entered into the Equity Agreement pursuant to which we have the opportunity, for a twenty-four (24) month period, beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by TCA, to sell shares of our common stock for a total price of $2,500,000.  For each share of our common stock purchased under the Equity Agreement, TCA will pay ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice of a sale of common stock under the Equity Agreement.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not does involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Equity Agreement of $0.0095 (equal to 95% of the closing price of our common stock of $0.01 on January 31, 2012), we will be able to receive up to $90,250 in gross proceeds, assuming the sale of the entire 9,500,000 Shares of our common stock being registered hereunder pursuant to the Equity Agreement.  At an assumed purchase price of $0.0095 under the Equity Agreement, we would be required to register 253,657,895 additional shares to obtain the balance of $2,500,000 under the Equity Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement.  These risks include dilution of stockholders and significant decline in our stock price.

TCA will periodically purchase shares of our common stock under the Equity Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to TCA to raise the same amount of funds, as our stock price declines.

TCA and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of share of common stock being offered by the Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time.  However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Security Holder.  The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to Be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

TCA Global Credit Master Fund, LP (2)	1,736,111	9,500,000	1,736,111	4.71%

(1)

The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

TCA Global Credit Master Fund, LP is a limited partnership organized and existing under the laws of the Cayman Islands.  TCA Global Credit Fund GP, Ltd. is the general partner of TCA and has voting and investment power over the shares beneficially owned by TCA.  Robert Press is the manager of TCA GP, and he has voting and investment power over the shares beneficially owned by TCA.

The above table assumes that TCA purchases the maximum amount of registrable Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 9,500,000 Shares issued pursuant to the Equity Agreement held by the Selling Security Holder.

The Selling Security Holder and its successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will sell the shares as agent;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stock Holder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Security Holder or successors in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the Selling Security Holder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Agreement.  As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA the Facility Fee Shares.  The Facility Fee Shares shall be issued by the Company to TCA in four (4) quarterly installments, the first of such issuances being the date of execution of the Equity Agreement.  It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $125,000.  In the event the value of the Facility Fee Shares issued to TCA does not equal $125,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect TCA to pay these expenses.  We have agreed to indemnify TCA and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $40,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by TCA.  We may, however, receive proceeds from the sale of our common stock under the Equity Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 9,500,000 Shares of our common stock offered by the Selling Security Holder.  The following description of our common stock is only a summary.  You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 200,000,000 shares of common stock, par value of $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share, of which 51 have been designated as Series A Preferred Stock.  As of January 31, 2012, 36,843,849 shares of the Company’s common stock are issued and outstanding and 51 shares of the Series A Preferred Stock are issued and outstanding.  The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders.

There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in mineral properties. On October 21, 2009, we entered into the Exchange Agreement with Diamond Information Institute, whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute and changed the name of the Company to Bergio International Inc.

As a result of entering into the Exchange Agreement, we have determined to pursue the business plan of Diamond Information Institute.  We are now in the business of designing and manufacturing upscale jewelry.

Our Business

We are entering into our 18th year of operations and concentrate on supplying our jewelry products to boutique, upscale jewelry stores. We currently sell our jewelry to approximately 50 independent jewelry retailers across the United States and have spent over $3 million in branding the “Bergio” name through tradeshows, trade advertising, national advertising and billboard advertising, since launching the line in 1995.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy.

It is our intention to establish Bergio International as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines. Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks and patents of their products and collections. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe. If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufacturers that have already created an identity and brand in the jewelry industry. We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations. In the event we obtain financing from third parties for any potential acquisitions, Bergio International may agree to issue our common stock in exchange for the capital received. However, as of the date of this report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Principal Products and Services

We have historically sold our products directly to distributors, retailers and other wholesalers, who then in turn sell their products to consumers through retail stores. Independent retail jewelers that offer the current Bergio line are not under formal contracts and most sell competing products as well.

Our products consist of a wide range of unique jewelry styles and designs made from precious metals such as gold, platinum and Karat gold, as well as other precious stones. We continuously innovate and change our designs based upon consumer trends. As a result of new designs being created we believe we are able to differentiate ourselves from our competition and strengthen our brands. We sell our products to our customers at price points that reflect the market price of the base material plus a markup reflecting our design fee and processing fees.

Each year, most jewelry manufacturers bring new products to market. We believe that we are a trendsetter in jewelry manufacturing. As a result, we come out with a variety of products throughout the year that we believe have commercial potential to meet what we feel are new trends within the industry. The “Bergio” designs consist of upscale jewelry that includes white diamonds, yellow diamonds, pearls, and colored stones, in 18K gold, platinum, and palladium. We currently design and produce approximately 75 to 100 product styles. Current retail prices for our products range from $400 to $200,000.

Our product range is divided into three fashion lines: (i) 18K gold line, (ii) a bridal line, and (iii) a couture and/or one of kind pieces. Our officer and director, Mr. Abajian, consults regularly with the design teams of his Italian manufacturers, which usually results in a constant continuation of new products and sometimes entire lines being developed. Typically, new products come on line approximately every year and most recently, Bergio International introduced its latest collection, Byzantine, Cestino, and Safari Collections, which launched in June 2010 and consists of approximately 35 pieces made with pink gold and diamonds. In 2011, we are introducing two additional collections, Sistina and Rocca Collections. Depending on the timing and styling at any point in time, our products and collections would fall in one of the various categories shown below:

(1)

Whimsical. The whimsical line includes charms, crosses and other “add-on” pieces.

(2)

Fine. The proposed middle line will consist of fashion jewelry utilizing colored stones, diamonds and pearls applied to a variety of applications such as necklaces, pendants, earrings, bracelets and rings. The metals that we intend to use for the Middle line include platinum, 18K white & yellow gold.

(3)

Couture. The Couture line is our most luxurious line, and consists of one-of-a-kind pieces, new showcase products each year, and predominantly utilizes diamonds, platinum and other precious metals and stones of the highest grade and quality available.

(4)

Bridal. The Bridal line is our core business. We attempt to stay on the forefront of trends and designs in the bridal market with the latest in wedding sets, engagement rings and wedding bands for both men and women.

Each year, we attempt to expand and/or enhance these lines, while constantly seeking to identify trends that we believe exist in the market for new styles or types of merchandise.  Design and innovation are the primary focus of our manufacturing and we are less concerned with the supply and capacity of raw materials.  Over the last 15 years, Mr. Abajian has been the primary influencer over the Bergio collections.  Mr. Abajian with his contacts, which are located mostly overseas, regularly meets to discuss, conceptualize and develop Bergio’s various products and collections.  When necessary, additional suppliers and design teams can be brought in as the market needs dictate.  Management intends to maintain a diverse line of jewelry to mitigate concentration of sales and continuously expand our market reach.

Distribution Methods and Marketing

We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to enhance the marketability of our products. During the past several years, we have carried out our brand development strategy based on our product quality and design excellence, which is highlighted through our sales personnel. We have established significant networks and relationships with retailers which allow our products to be promoted and sold nationwide. We maintain a broad base of customers and concentrate on retailers that sell fashionable and high end jewelry. We also work with our customers to adjust product strategies based on the customer’s feedback to try and decrease the likelihood of overstocked or undesired products.

We intend to further promote our products and brand by participating in trade shows and various exhibitions, consumer and trade advertisements, billboard advertisements, as well as make specialty appearances in retail stores carrying our products.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Europe. The inventory that we directly maintain is based on recent sales and revenues of our products but ultimately is at the discretion of Mr. Abajian and his experience in the industry. Our inventories are commodities that can be incorporated into future products or can be sold on the open market. Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all raw gemstones, precious metals and other raw materials used for manufacturing our products on the open market. We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Approximately 95% of our product line is now produced in our facility in Fairfield, New Jersey and 5% is contracted to our manufacturing supplier in Italy, who then procure the raw materials in accordance with the specifications and designs submitted by Bergio International. However, the general supply of precious metals and stones used by us can be reasonably forecast even though the prices will fluctuate. Any price differentials in the precious metals and stones will typically be passed on to the customer.

For the raw materials not procured by contracted manufacturers, we have approximately five suppliers that compete for our business, with our largest gold suppliers being ASD Casting Inc. Most of our precious stones are purchased from various diamond dealers. We do not have any formal agreements with any of our suppliers but have established an ongoing relationship with each of our suppliers.

Customers

During the year ended December 31, 2010, the Company did not have one customer that accounted for approximately 5% or more of our annual sales. All of our sales are generated from our customer base of 50 customers, which includes luxury department store retailer Neiman Marcus.

Intellectual Property

Bergio is a federally registered trademarked name that we own. Since the first trademark of “Bergio” was filed, all advertising, marketing, trade shows and overall presentation of our product to the public has prominently displayed this trademark. As additional lines are designed and added to our products, we may trademark new names to distinguish the particular products and jewelry lines.

Employees

As of January 31, 2012, we had 3 full-time employees and 2 part-time employees.  Of our current employees, 1 is sales and marketing personnel, 2 are manufacturing and 2 hold administrative and executive positions.  No personnel are covered by a collective bargaining agreement.  We intend to use the services of independent consultants and contractors when possible or until we are able to hire internal personnel.

Competition and Market Overview

The jewelry design and manufacture industry is extremely competitive and has low barriers to entry. We compete with other jewelry designers and manufacturers of upscale jewelry as well as retail jewelry stores. There are over 4,000 jewelry design and manufacture companies worldwide, several of which have greater experience, brand name recognition and financial resources than Bergio International.

Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to remain competitive.  Recently the U.S. economy has encountered a slowdown and Bergio International anticipates the U.S. economy will most likely remain weak at least through the end of 2011.  Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy.  Consumer discretionary spending generally declines during times of falling consumer confidence, which may affect the retail sale of our products. U.S. consumer confidence reflected these slowing conditions throughout 2010.  The impact of the slowing U.S. economy is not usually known until the second quarter of any given year in our industry, thus it is hard to estimate the actual impact the slowing economy will have on our business.

According to the United States Department of Commerce outlook in 2008, the United States apparent consumption of precious metal jewelry was expected to grow over the next few years at a slow but steady rate, before picking up considerably in 2011.  A stronger economy, more spending by the baby boomers and young professionals with an overall trend toward luxury products will lead to future growth.  From 2007 to 2011, apparent consumption of precious metal jewelry is expected to increase by an average of 3.9% per year, totaling $14.0 billion in 2011.  Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing as we are using state of the art equipment that complies with all relevant environmental laws.

Approximately 5% of the Company’s manufacturing is contracted to quality suppliers in the vicinity of Valenza, Italy, with the remaining 95% of setting and finishing work being conducted in Bergio International’s Fairfield, New Jersey facility.  The setting and finishing work done in our New Jersey facility involves the use of precision lasers, rather than using old soldering procedures which uses gas and oxygen to assemble different elements. Soap and water is used as a standard to clean the jewelry.  Also, a standard polishing compound is used for the finishing work but it does not have a material impact on our cost and effect of compliance with environmental laws.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses.  In addition, our operations are affected by federal and state laws relating to marketing practices in the retail jewelry industry.  We are subject to the jurisdiction of federal, various state and other taxing authorities.  From time to time, these taxing authorities review or audit our business.

Reports to Security Holders

We are subject to the informational requirements of the Exchange Act.  Accordingly, we file annual, quarterly and other reports and information with the U.S. Securities and Exchange Commission.  You may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington D.C. 20549.  Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

DESCRIPTION OF PROPERTY

Currently, we lease a 1,730 square feet design and manufacturing facility located in Fairfield, New Jersey.  The lease expired in August 31, 2010, and is being renewed on a month-to-month basis.  We also rent office space at this facility.  We pay approximately $1,800 per month.  Our Fairfield, New Jersey facility is presently adequate for the performance of all company functions, which includes manufacturing, design and administrative needs.

Additionally, we anticipate opening additional offices and/or design facilities in other locations as we continue to implement our business plan throughout the United States, when and if any acquisitions are completed in the future.  At the current time, our expansion plans are in the preliminary stages with no formal negotiations being conducted.  Most likely no expansions will take place until additional revenues can be achieved or additional capital can be raised to help offset the costs associated with any expansion.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

Our ability to raise capital when needed and on acceptable terms and conditions;

•

Our ability to procure or produce products and sell them at a reasonable profit;

•

The intensity of competition for products similar to ours; and

•

General economic conditions.

All written and oral forward-looking statements made are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We are entering into our 18th year of operations and concentrate on boutique, upscale jewelry stores.  We currently sell our jewelry to approximately 150 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.  Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones.  We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish Bergio as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe. If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry. We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations. In the event we obtain financing from third parties for any potential acquisitions, Bergio may agree to issue our common stock in exchange for the capital received. However, as of the date of this report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Result of Operations for the Three and Nine Months Ended September 30, 2011 and 2010

The following income and operating expenses tables summarize selected items from the statement of operations for the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010.

INCOME:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Sales - net	$ 394,562	$ 343,514	$ 1,029,774	$ 892,509

Cost of Sales	363,421	226,031	666,764	428,244

Gross Profit	$ 31,141	$ 117,483	$ 363,010	$ 464,265

Gross Profit as a Percentage of Revenue	8%	34%	35%	52%

Sales

Net sales for the three months ended September 30, 2011, were $394,562, compared to $343,514 for the three months ended September 30, 2010.  This resulted in an increase of $51,048 from the comparable period. Net sales for the nine months ended September 30, 2011, were $1,029,774, compared to $892,509 for the nine months ended September 30, 2010. This resulted in an increase of $137,265 from the comparable period. The three and nine month increases primarily result from bulk sales of diamonds, which have little profit margin. The decrease in higher margin sales is due to the lack of consumer confidence in the U.S. economy and the continuing high level of unemployment. Such lack of confidence has resulted in a slowdown in discretionary spending which has continued to negatively affect our higher margin sales. We have tried to offset the U.S. slowdown by expanding our customer base into Europe and Asia; however, those economies have also experienced slowdowns in the second and third quarters of 2011.

Typically, revenues experience significant seasonal volatility in the jewelry industry. The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results. The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the three months ended September 30, 2011, was $363,421, an increase of $137,390 from $226,031 for the three months ended September 30, 2010. Cost of sales for the nine months ended September 30, 2011, was $666,764, an increase of $238,520 from $428,244 for the nine months ended September 30, 2010. The increase in cost of sales is primarily related to the bulk sales of diamonds which generate very low profit margins of 0% - 5% on labor costs, when incurred.

Gross Profit

During the three months ended September 30, 2011, our gross profit as a percentage of sales was 8%, compared to a gross profit as a percentage of sales of 34% for the three months ended September 30, 2010. During the nine months ended September 30, 2011, our gross profit as a percentage of sales was 35%, compared to a gross profit as a percentage of sales of 52% for the nine months ended September 30, 2010. Our decrease in gross profit percentage during the periods was primarily attributable to the bulk sale of diamonds as described above.

OPERATING EXPENSES:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Selling Expenses	$ 40,357	$ 51,790	$ 236,598	$ 186,030

Total General and Administrative Expenses	103,780	94,107	406,083	585,134

Total Operating Expenses	144,137	145,897	642,681	771,164

Other Income (Expenses)	103,652	(18,144)	18,106	(465,865)

Net Loss	$ (9,344)	$ (46,558)	$ (261,565)	$ (772,764)

Selling Expenses

Total selling expenses were $40,357 for the three months ended September 30, 2011, a decrease of $11,433 from $51,790 for the three months ended September 30, 2010. Total selling expenses were $236,598 for the nine months ended September 30, 2011, an increase of $50,568 from $186,030 for the nine months ended September 30, 2010. Selling expenses include advertising, trade show expenses, travel and selling commissions. The increase in selling expenses during the nine months ended September 30, 2011, is a result of increased advertising and travel expenses as we continue to implement our strategic plan to increase our customer base outside the United States.

General and Administrative Expenses

General and administrative expenses were $103,780 for the three months ended September 30, 2011, compared to $94,107 for the three months ended September 30, 2010, an increase of $9,673. General and administrative expenses were $406,083 for the nine months ended September 30, 2011, compared to $585,134 for the nine months ended September 30, 2010, a decrease of $179,051. General and administrative expenses were fairly consistent during the three month periods. The decrease in general and administrative expenses during the nine month period primarily results from a decrease in share-based costs of $242,900. This decrease was offset by increases in payroll costs and professional fees, incurred in the implementation of our plan to expand our customer base and in our efforts to raise capital.

Income (Loss) from Operations

During the three months ended September 30, 2011, we had a loss from operations totaling $112,996 which represented an increase of $84,582 from the loss from operations of $28,414 for the three months ended September 30, 2010. During the nine months ended September 30, 2011, we had a loss from operations totaling $279,671 which represented a decrease of $27,228 from the loss from operations of $306,899 for the nine months ended September 30, 2010. As discussed above, fluctuations in material and operating costs, along with several low margin sales, were the primary reason for the fluctuations in loss from operations.

Other Income (Expense)

We had Other Income of $103,652 in the three months ended September 30, 2011 compared to Other [Expense] of [$18,144] in the three months ended September 30, 2010, an increase of $121,796. We had Other Income of $18,106 in the nine months ended September 30, 2011 compared to Other [Expense] of [$465,865] in the nine months ended September 30, 2010, an increase of $483,971. The change in Other Income [Expense] in the three month periods was primarily a result of the fair value change in our derivative of $149,550 in 2011 compared to $39,125 in 2010. Other Income [Expense] in the nine months ended September 30, 2010 is comprised primarily of the $225,000 gain from the sale of our subsidiary, Diamond, [$595,160] from the expense of share-based financing costs, the fair value change in our derivative of $57,431, amortization of debt discount of [$85,184] and loss on disposal of equipment of [$18,945]. In the nine months ended September 30, 2011 Other Income [Expense] is comprised of the fair value change in our derivative of $123,934 and amortization of debt discount of [$62,323]. Interest expense in the three months ended September 30, 2011 and 2010 and the nine months ended September 30, 2011 and 2010 amounted to $15,080, $17,929, $44,855 and $49,007, respectively, due to lower average debt for the periods.

Net Loss

The Company incurred a net loss of $9,344 for the three months ended September 30, 2011, compared to a net loss of $46,558 for the three months ended September 30, 2010. The Company incurred a net loss of $261,565 for the nine months ended September 30, 2011, compared to a net loss of $772,764 for the nine months ended September 30, 2010. This represented decreases in our net loss of $37,214 in the three month period ended and $511,199 in the nine month period ended, respectively, attributable to the various factors as discussed above.

Results of Operations for the Years Ended December 31, 2010 and 2009

The following income and operating expenses tables summarize selected items from the statement of operations for the year ended December 31, 2010 compared to the year ended December 31, 2009.

INCOME:

	Years Ended December 31,		Increase/
	2010	2009	(Decrease)

Sales - net	$1,445,570	$975,354	48%

Cost of Sales	812,831	690,708	18%

Gross Profit	$632,739	$284,646	122%

Gross Profit as a Percentage of Revenue	44%	29%	52%

Sales

Net sales for the year ended December 31, 2010 were $1,445,570, compared to $975,354 for the year ended December 31, 2009. This resulted in an increase of approximately $470,000 or 48% from the comparable period. The increase in sales is primarily a result of our efforts to expand our customer base outside the United States and into Europe and Asia as well as a gradual uptick in consumer confidence in the U.S. economy which began in the latter half of 2010.

Typically, revenues experience significant seasonal volatility in the jewelry industry. The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results. The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the year ended December 31, 2010 was $812,831 an increase of approximately $122,000, or 18%, from $690,708 for the year ended December 31, 2009. Although total cost of sales increased, which would be expected with our increased sales, as a percentage of sales costs decreased. The rising prices of gold and silver in 2010 allowed us to sell product held in inventory with lower material costs which resulted in a higher gross margin.

Gross Profit:

During the year ended December 31, 2010, our gross profit as a percentage of sales was 44%, compared to a gross profit as a percentage of sales of 29% for the year ended December 31, 2009. Our gross profit increased during 2010, as we were able to sell product with higher gross margins (as disclosed above). In addition, beginning in the latter part of 2009, we made a concerted effort to limit the amount sales returns allowed.

OPERATING EXPENSES:

	Years Ended December 31,		Increase/
	2010	2009	(Decrease)

Selling Expenses	$317,463	$212,709	49%

Total General and Administrative Expenses	636,906	576,708	10%

Total Operating Expenses	$954,369	$789,417	21%

Other Income [Expense]	$(517,369)	$(92,954)	457%

Net Loss	$(838,999)	$(597,725)	40%

Selling Expenses

Total selling expenses were $317,463 for the year ended December 31, 2010, which was approximately a $105,000 or 49% increase from $212,709 for the year ended December 31, 2009. Selling expenses include advertising, trade show expenses, travel and selling commissions. The increase in selling expenses during the year ended December 31, 2010 is a result of increased advertising and travel expenses as we began to implement our strategic plan to increase our customer base outside the United States.

General and Administrative Expenses

General and administrative expenses were $636,906 for the year ended December 31, 2010 versus $576,708 for the year ended December 31, 2009. The increase in general and administrative expenses primarily results from increases in payroll costs and share-based services incurred as we implement our expansion plans while we try to preserve working capital. We incurred share-based costs of $242,900 in 2010 compared to $48,000 in 2009. This increase was offset by decreases in professional fees, which totaled $114,692 in 2010 compared to $362,046 in 2009.

Loss from Operations

During the year ended December 31, 2010, we had a loss from operations totaling $321,630 which was a decrease of approximately $183,000 (36%) from the loss of $504,771 for the year ended December 31, 2009. As discussed above, our increased sales and gross profit were the primary reasons for the significant decrease in our operating loss.

Other Income [Expense]

Other Income [Expense] in the year ended December 31, 2010, is comprised primarily of the $225,000 gain from the sale of our subsidiary, Diamond, and the fair value change in our derivative of $60,206 net of share-based financing costs of $595,160, interest expense of $68,240, and amortization of debt discount of $120,230. Other Income [Expense] in the year ended December 31, 2009, is comprised primarily of interest expense of $93,350.

Net Loss

We incurred a net loss of $838,999 for the year ended December 31, 2010, compared to a net loss of $597,725 for the year ended December 31, 2009. This represented an increase in our net loss of $241,274 (40%) from the comparable period, attributable to the various factors as discussed above. Net loss in the year ended December 31, 2010 would have decreased by approximately $838,000 had we not incurred certain share-based services and financing costs, which would have resulted in us breaking even for the year, and $ (0.00) Loss per common Share compared to $ (0.10) per common share for the same period ended December 31, 2010.

Liquidity and Capital Resources

The following table summarizes working capital at September 30, 2011, compared to December 31, 2010.

	September 30, 2011	December 31, 2010	Increase/ (Decrease)

Current Assets	$ 2,025,317	$ 2,265,507	$ (240,190)

Current Liabilities	$ 1,054,057	$ 1,240,384	$ (186,327)

Working Capital	$ 971,260	$ 1,025,123	$ (53,863)

At September 30, 2011, we had a cash overdraft of $5,051, compared to cash of $4,262 at December 31, 2010. Over the next twelve months we believe that our existing capital combined with cash flow from operations will be sufficient to sustain our current operations. It is anticipated that we will need to sell additional equity and/or debt securities in order to complete or enter into potential mergers and/or acquisitions.

Our working capital decreased by approximately $54,000 during the nine months ended September 30, 2011, primarily due to the following:

Accounts receivable at September 30, 2011, was $345,976, compared to $474,212 at December 31, 2010, which represents a decrease of approximately $128,000 or 27%. We typically offer our customers 60, 90 or 120 day payment terms on sales, depending upon the product mix purchased. When setting terms with our customers, we also consider the term of the relationship with individual customers and management’s assessed credit risk of the respective customer, and may at management’s discretion, increase or decrease payment terms based on those considerations. The decrease in accounts receivable is primarily attributable to our collection efforts during the period.

Inventory at September 30, 2011 and December 31, 2010, was $1,536,852 and $1,602,680, respectively. Our management seeks to maintain a very consistent inventory level that it believes is commensurate with current market conditions and manufacturing requirements related to our anticipated sales volume. We historically do not have an inventory reserve for slow moving or obsolete products due to the nature of our inventory of precious metals and stones, which are commodity-type raw materials and rise in value based on quoted market prices established in actively trade markets. This allows for us to resell or recast these materials into new products and/or designs as the market evolves. We had a decrease in inventory of approximately $66,000 or 4% primarily attributable to a purchase of diamonds in the last quarter of 2010 in the amount of approximately $95,000 which was sold in the first quarter of 2011.

Accounts payable and accrued expenses at September 30, 2011, were $195,075, compared to $417,144 at December 31, 2010, which represents a 53% decrease. We utilized cash from the collection of accounts receivable and advances from our major stockholder to pay down payables.

Advances from our major stockholder at September 30, 2011, were $368,075, compared to $317,601 at December 31, 2010. The increase is a result of additional advances received in 2011.

Bank Lines of Credit and Notes Payable

Our indebtedness is comprised of various term loans, capital leases and credit cards intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors. At September 30, 2011, we had two outstanding term loans. One of the term loans is for $100,000 with Leaf Financial Corp., which is payable in monthly installments and matures in April 2014. The note bears an annual interest rate of 10.52% and as of September 30, 2011, there was an outstanding balance of $58,024. We also have a $300,000 term loan with JPMorgan Chase Bank, which is payable in monthly installments and matured in June 2011. The note bears an annual interest rate of 7.60% and as of September 30, 2011, there was an outstanding balance of $72,371. The Company is in the process of negotiating an extension of the payment terms with the bank as it continues to pay down principal on the note. Both of these notes are collateralized by our assets as well as a personal guarantee by our Chief Executive Officer, Berge Abajian.

We had a bank line of credit of $55,000 with JPMorgan Chase Bank, which was converted to a term loan and requires a monthly payment of $500 and matured in June 2011. The interest rate is calculated at the bank’s prime rate plus 0.75%. As of September 30, 2011, we had an outstanding balance of $36,971 at an effective annual interest rate of 4.00%. The loan is collateralized by our assets as well as a personal guarantee by our Chief Executive Officer, Berge Abajian. The Company is in the process of negotiating an extension of the payment terms with the bank as it continues to pay down principal on the loan.

In addition to term loans, we have a number of various unsecured credit card obligations. These obligations require minimal monthly payments of interest only and as of September 30, 2011, we have outstanding balances of $154,934, which have interest rates ranging from 3.99% to 24.90%.

Convertible Debt

Asher

On February 1, 2010, the Company issued an 8% secured convertible note (the “February 2010 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”). The principal and accrued interest is payable on January 2, 2011, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion. In 2010, $47,000 of the principal was converted into 538,829 shares of company common stock. In January 2011, the balance of the convertible note of $3,000 and $2,000 of accrued interest was converted into 100,000 shares of the Company’s common stock.

On March 12, 2010, the Company issued an 8% secured convertible note (the “March 2010 Note”) in the amount of $30,000 to Asher. The principal and accrued interest is payable on December 13, 2010, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion. In February and March 2011, the convertible note of $30,000 and accrued interest of $1,200 was converted into 1,121,975 shares of the Company’s common stock.

In April 2010, the Company issued an 8% secured convertible note (the “April 2010 Note”) in the amount of $40,000 to Asher. The principal and accrued interest is payable on January 13, 2011, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion. In April 2011, the convertible note and accrued interest was converted into 3,847,321 shares of the Company’s common stock.

In May 2010, the Company issued an 8% secured convertible note (the “May 2010 Note”) in the amount of $40,000 to Asher. The principal and accrued interest is payable on February 11, 2011, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion. In May and June 2011, the convertible note and accrued interest was converted into 3,999,843 shares of the Company’s common stock.

In April 2011, the Company issued an 8% convertible note (the “April 2011 Note”) in the amount of $50,000 to Asher. The principal and accrued interest is payable on January 18, 2012, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In July 2011, the Company issued an 8% convertible note (the “July 2011 Note”) in the amount of $32,500 to Asher. The principal and accrued interest is payable on April 18, 2012, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In August 2011, the Company issued an 8% convertible note (the “August 2011 Note”) in the amount of $32,500 to Asher. The principal and accrued interest is payable on May 29, 2012, or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 60.0% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In September 2011, the Company issued an 8% convertible note (the “September 2011 Note”) in the amount of $37,500 to Asher. The principal and accrued interest is payable on June 28, 2012 or such earlier date as defined in the note. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note. The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

Asher is entitled to have all shares issued upon conversion of the above notes listed upon each national securities exchange or other automated quotation system, if any, upon which shares of the Company’s common stock are then listed.

Tangiers

Effective January 2011, the Company entered into a 7% convertible promissory note agreement (the “January 2011 Note”) in the amount of $25,000 with Tangiers Capital, LLC (“Tangiers”) for the settlement of an accrued termination fee related to the securities purchase agreement with Tangiers. The principal and accrued interest is payable on June 18, 2012, or such earlier date as defined in the agreement. The note, including any accrued interest, is convertible into shares of the Company’s common stock at a price of 80% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder. In March and April 2011, the convertible note and accrued interest was converted into 1,965,254 shares of the Company’s common stock.

On November 16, 2009, the Company issued a 7% Secured Convertible Debenture (the “November 2009 Debenture”) in the amount of $25,000 to Tangiers. The principal and accrued interest is payable on August 16, 2010, or such earlier date as defined in the debenture. Upon issuance, the November 2009 Debenture, including any accrued interest, was convertible into shares of the Company’s common stock at a price of 80% of the average of the two lowest trading prices, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder. The holder is entitled to “piggyback” registration rights on shares of common stock issued upon conversion. During the year ended December 31, 2010, $18,750 of the convertible note was converted into 290,144 shares of the Company’s common stock. In February 2011, the balance of the note of $6,250 and accrued interest of $1,694 was converted into 141,839 shares of the Company’s common stock.

Strategic

In May 2011, the Company issued a 15% convertible note (the “May 2011 Note”) in the amount of $50,000 to Strategic Business Initiatives, LLC (“Strategic”).  The principal and accrued interest is payable on November 30, 2011, or such earlier date as defined in the note. The Company must give 10 days’ notice to Strategic about its intent to prepay the note. During the ten day period, prior to the Company’s prepayment, Strategic has the option to convert all or a portion of the principal and/or accrued interest into shares of the Company’s common stock at a price of 80% of the five day average closing price immediately prior to the conversion date.

The Company accounts for the fair value of the conversion features in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”).  Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations. The Company valued the embedded derivative using the Black-Scholes pricing model. The fair values upon issuance of the January 2011 Note of $12,478, the April 2011 Note of $32,704, May 2011 Note of $16,570, July 2011 Note of $30,962, August 2011 Note of $32,500, and the September 2011 Note of $21,507 were recorded as a derivative liability and a discount to the convertible debt. Amortization of debt discount amounted to $62,323 and $85,184 for the nine months ended September 30, 2011 and 2010, respectively.  The derivative liability is revalued each reporting period using the Black-Scholes model. For the nine months ended September 30, 2011 and 2010, the Company recorded an unrealized gain from the change in the fair value of the derivative liability of $123,934 and $57,431, respectively. Convertible debt as of September 30, 2011 ($202,500) and December 31, 2010 ($119,250), is shown net of debt discount in the amount of $91,579 and $7,181, respectively.

The Black-Scholes model was valued with the following inputs:

•

Stock Price - The Stock Price was based on the average closing price of the Company’s common stock as of the Valuation Date. Stock Prices ranged from $0.01 to $0.12 in the period 1-01-2011 through 9-30-2011.

•

Variable Conversion Price - The variable conversion price was based on: (i) 80% of the lowest Stock Price out of the last 10 trading days prior to the Valuation Date (Tangiers); and (ii) 62.5% and 60% of the average of the 3 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Asher) and (iii) 80% of the stock price for the last 5 trading days prior to valuation date (Strategic).

•

Time to Maturity - The time to maturity was determined based on the length of time between the Valuation Date and the maturity of the debt. Time to maturity ranged from 0 months to 8 months in the period 1-01-2011 through 9-30-2011.

•

Risk Free Rate - The risk free rate was based on the Treasury Note rate as of the Valuation Dates with term commensurate with the remaining term of the debt. The risk free rate ranged from 0.11% to 0.30% in the period 1-01-2011 through 9-30-2011.

•

Volatility - The volatility was based on the historical volatility of three comparable companies as historical volatility of the Company was not useful in developing the expected volatility due to the limited trading history of its stock. The average volatility for the comparable companies ranged from 55.77% to 57.96% in the period 1-01-2011 through 9-30-2011.

Satisfaction of our cash obligations for the next 12 months

A critical component of our operating plan impacting our continued existence is to efficiently manage the production of our jewelry lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers. Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations. This may materially impact our ability to increase revenue and continue our growth.

Over the next twelve months we believe that our existing capital combined with cash flow from operations and advances from our major stockholder will be sufficient to sustain our current operations. However, in the event we locate potential acquisitions and/or mergers we will most likely need to obtain additional funding through the sale of equity and/or debt securities. There can be no assurance that if additional funding is required we will be able to secure it on terms that are favorable to us or at all.

Summary of product and research and development that we will perform for the term of our plan

We are not anticipating significant research and development expenditures in the near future.

Expected purchase or sale of plant and significant equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant changes in the number of employees

We do not anticipate a significant change in the number of full time employees over the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Critical Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Accounts Receivable. Management periodically performs a detailed review of amounts due from customers to determine if accounts receivable balances are impaired based on factors affecting the collectability of those balances. Management believes the accounts receivable balance at September 30, 2011, is fully collectible and deems an allowance for doubtful accounts not necessary as of this date.

Long-Lived Assets. In accordance with generally accepted accounting principles, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is determined to be impaired, the loss is measures by the excess of the carrying amount of the asset over its fair value as determined by an estimate of undiscounted future cash flows. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved.

Equity-Based Compensation. The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant. The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Revenue Recognition. The Company’s management recognizes revenue when realized or realizable and earned. In connection with revenue, the Company established a sales return and allowance reserve for anticipated merchandise to be returned based on historical operations. The Company’s sole revenue producing activity as a manufacturer and distributor of upscale jewelry is affected by movement in fashion trends and customer desire for new designs, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels. Realizing that this may, and in some periods has, resulted in a significant amount of sales returns, management revised the Company policy of accepting merchandise returns. Whereas under prior policy customers had up to 360 days to return merchandise and were allowed credits as offsets to their outstanding accounts receivable, under the current return policy merchandise, with limited exceptions, cannot be returned.

Recently Issued Accounting Standards

There are several new accounting pronouncements issued or proposed by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or results of operations.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

 AND RELATED STOCKHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTCBB under the symbol BRGO.OB.  The following table sets forth the range of the high and low bid quotations of the Company’s common stock for the past three years in the over-the-counter market, as reported by the OTCBB.  The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Calendar Quarter Ended:

	High	Low
2011
March 31	$0.11	$0.01
June 30	0.07	0.01
September 30	0.12	0.01
December 31	0.09	0.01

2010
March 31	$0.04	$0.04
June 30	0.02	0.02
September 30	0.25	0.12
December 31	0.35	0.07

2009
March 31	$0.00	$0.00
June 30	0.00	0.00
September 30	0.00	0.00
December 31	0.92	0.44

(b) Holders

As of January 31, 2012, we estimate that there were approximately 5,000 holders of record of our common stock.  This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

As of December 31, 2011, we had an incentive stock and award plan under which 5,000,000 shares had been reserved for issuance.  The following table shows information with respect this plan as of the fiscal year ended December 31, 2011.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	533,553	-	4,466,447

Equity compensation plans not approved by security holders	-	-	-

Total	533,553	-	4,466,447

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of January 31, 2012.  All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position

Berge Abajian	52	Chief Executive Officer, Chairman

Arpi Abajian	49	Secretary

Following is a brief summary of the background and experience of each director and executive officer of Bergio International, Inc.:

Berge Abajian became the Chief Executive Officer of Bergio International in October 2009.  Prior to that, Mr. Abajian served as CEO of the Diamond Information Institute, the predecessor company to Bergio International, from 1988 to October 2009. Mr. Abajian has a BS in Business Administration from Fairleigh Dickinson University and is well known and respected in the jewelry industry. Since 2005, Mr. Abajian has served as the President of the East Coast branch of the Armenian Jewelry Association and has also served as a Board Member on MJSA (Manufacturing Jewelers and Suppliers of America), New York Jewelry Association, and the 2001-2002 Luxury Show.  The Company believes that Mr. Abajian’s experience in the jewelry industry makes him a valuable member of the board of directors.

Arpi Abajian, was appointed our Secretary on October 29, 2009, by the Company’s Board of Directors. For the past 10 years, Ms. Abajian has worked at Bergio (formerly known as Diamond Information Institute) in various administrative positions. Ms. Abajian is currently married to the Chief Executive Officer and Chairman of our company and does not serve on the board of any other companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our board of directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•

The appropriate size of our board of directors;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers, directors and shareholders owning greater than ten percent of our shares are not required to comply with Section 16(a) of the Securities Exchange Act of 1934 because we do not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

Changes in Nominating Procedures

None.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors.  Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.  We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Employment Agreements

On September 1, 2011, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mr. Abajian, the Company’s Chief Executive Officer, restating that certain employment agreement by and between parties as of February 28, 2010.

Pursuant to the terms of the Amended Agreement, Mr. Abajian shall serve as the Company’s Chief Executive Officer for a period of five years, commencing retroactively on February 28, 2010, and expiring on February 28, 2015 (the “Term”).  Upon conclusion of the Term, the Amended Agreement shall be automatically renewed for successive one year periods upon the same terms and conditions unless terminated by either of the parties in accordance with the Amended Agreement’s terms.

Mr. Abajian is to receive a base salary in the amount of $175,000 per annum for year one, commencing on February 28, 2010, and shall increase at a rate of three percent (3%) per annum for each consecutive year after 2010, or at such rates as are approved from time to time by the Company’s board of directors.  In addition, Mr. Abajian is to receive an annual bonus equal to one-half percent (0.5%) based upon the Company’s annual net profit before taxes.  Mr. Abajian is also eligible to participate in the Company’s medical insurance plan, life insurance plan or any 401(k), pension or similar plans that are now or may be in the future established, for the general benefit of the Company’s senior executives.  Further, and pursuant to the terms of the Amended Agreement, the Company issued to Mr. Abajian 51 shares of the Company’s Series A Preferred Stock, par value $0.001 per share, subject to certain increases.

Stock-Based Awards under the Equity Incentive Plan

We have adopted an unfunded Non-Qualified Deferred Compensation Plan to compensate our Chief Executive Officer.  Under this Plan, we are not required to reserve funds for compensation, and we are only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation.  The Plan has the option to be renewed annually at the discretion of our company.  While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically, provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete.  It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the years ended December 31, 2011, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	Non-Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)	Total ($)
Berge Abajian Chief Executive Officer, Chief Financial Officer, Chairman	2011	98,558	0	0	0	0	0	15,189 (1)	113,747
	2010	141,666	0	0	0	0	0	17,873 (1)	159,539
	2009	13,413	0	0	20,000 (2)	0	0	17,856 (1)	51,269
Arpi Abajian	2011	0	0	0	0	0	0	0	0
Secretary	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

(1)

Other compensation was made up of Mr. Abajian’s car expense and health insurance expenses.

(2)

The amounts shown in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2011, 2010 and 2009, in accordance with FAS 123(R).  On February 11, 2009, Mr. Abajian was issued 10,942 shares of common stock as compensation in advance for serving on Diamond Information Institute’s Board of Directors for the 2009 fiscal year.  None of the shares owned by Mr. Abajian have any registration rights attached to them.

Incentive Stock and Award Plan

On May 9, 2011, the Company’s Board of Directors approved, authorized and adopted the 2011 Incentive Stock and Award Plan (the “Plan”).  Subject to adjustment for mergers, reorganizations, consolidation, recapitalization, stock dividend or other change in corporate structure, a total of 5,000,000 shares of common stock, par value $0.001 per share is subject to the Plan.  Under the Plan, the Company may grant non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.  Subject to a tax exception, if any Option or Restricted Stock expires or is canceled prior to its exercise or vesting in full, the shares of common stock issuable under the Option or Restricted Stock may be issuable pursuant to future Options or Restricted Stock under the Plan.

The Plan shall be administered by a committee consisting of one (1) director (the “Committee”).  In the absence of such a Committee, the Company’s Board of Directors shall administer the Plan.

Each Option shall contain the following material terms:

(i)

the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company on the date the Option is granted, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii)

the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than ten (10) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iii)

subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal year of the Company through the five (5) year anniversary of the date on which the Option was granted;

(iv)

no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v)

with respect to Incentive Stock Options, the aggregate Fair Market Value of Common Stock that may be issued for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i)

no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii)

Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii)

shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied; and

(iv)

the Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since the adoption of the Plan.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2012, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors and executive officers and (iii) all of our executive officers and directors as a group:

Name	Title	Number of Shares Owned (1)	Percent (2)

Berge Abajian	Chief Executive Officer, Chief Financial Officer, Chairman	7,441,300	20.20%

Arpi Abajian	Secretary	5,471	*%

All Directors and Officers as a Group (2 persons)		7,446,771	20.21%

* denotes less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of January 27, 2012, are deemed outstanding for computing the percentage of the person holding such option or warrant.

(2)

Percentages are based on a total of 36,843,849 shares of common stock outstanding on January 27, 2012, and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of January 27, 2012, as described above.  The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There have been no material transactions since the beginning of our last fiscal year, between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members, except as described below.

Director Independence

At this time, the Company does not have any independent directors.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Bergio International Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under our bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stock Holders has been passed upon by the law firm of Lucosky Brookman LLP.

EXPERTS

The balance sheets of the Company as of December 31, 2010 and December 31, 2009, and the related statements of operations, statements of changes in shareholders’ deficit and the statements of cash flows for the years ended December 31, 2010 and 2009, included in this registration statement on Form S-1 have been so included in reliance on the report of Silberstein Ungar, PLLC, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

BERGIO INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2010 AND 2009

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Bergio International, Inc.

Fairfield, New Jersey

We have audited the accompanying balance sheets of Bergio International, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bergio International, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended  in conformity with accounting principles generally accepted in the United States of America.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

March 28, 2011

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS

	December 31,
	2010	2009

Assets:
Current Assets:
Cash	$4,262	$--
Accounts Receivable - Net	474,212	341,695
Inventory	1,602,680	1,378,271
Prepaid Expenses	9,353	2,937
Other Receivable	175,000	--

Total Current Assets	2,265,507	1,722,903

Property and Equipment - Net	118,135	160,307

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$2,388,642	$1,888,210

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS

	December 31,
	2010	2009

Liabilities and Stockholders' Equity (Deficit):
Liabilities
Current Liabilities:
Cash Overdraft	$--	$13,717
Accounts Payable and Accrued Expenses	417,144	587,443
Bank Lines of Credit - Net	200,866	883,583
Convertible Debt, Net	112,069	15,925
Current Maturities of Notes Payable	110,060	69,335
Current Maturities of Capital Leases	14,656	22,375
Advances from Stockholder - Net	317,601	463,342
Derivative Liability	67,988	9,858
Sales Returns and Allowances Reserve	--	34,808

Total Current Liabilities	1,240,384	2,100,386

Long-Term Liabilities
Notes Payable	51,626	150,498
Bank Lines of Credit	--	38,380
Capital Leases	--	16,717

Total Long-Term Liabilities	51,626	205,595

Commitments and Contingencies	--	--

Total Liabilities	1,292,010	2,305,981

Stockholders' Equity (Deficit)
Common Stock - $.001 Par Value, 200,000,000 Shares Authorized, 11,159,574 and 4,308,625 Shares Issued and Outstanding as of December 31, 2010 and 2009, respectively	11,159	4,308
Additional Paid-In Capital	4,021,593	1,675,042
Accumulated Deficit	(2,936,120)	(2,097,121)

Total Stockholders' Equity (Deficit)	1,096,632	(417,771)

Total Liabilities and Stockholders'
Equity (Deficit)	$2,388,642	$1,888,210

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009

Sales - Net	$1,445,570	$975,354
Cost of Sales	812,831	690,708
Gross Profit	632,739	284,646

Selling Expenses	317,463	212,709

General and Administrative Expenses
Share-Based Compensation	--	20,000
Share-Based Services	242,900	48,000
Other	394,006	508,708

Total General and Administrative Expenses	636,906	576,708

Total Operating Expenses	954,369	789,417

Loss from Operations	(321,630)	(504,771)

Other Income [Expense]
Interest Expense	(68,240)	(93,350)
Gain on Sale of Subsidiary	225,000	--
Financing Costs - Share-Based	(595,160)	--
Amortization of Debt Discount	(120,230)	(1,815)
Change in Fair Value of Derivative	60,206	1,032
Loss on Disposal of Equipment	(18,945)	--
Other Income	--	1,179

Total Other Income [Expense]	(517,369)	(92,954)

Net Loss	(838,999)	(597,725)

Net Loss Per Common Share - Basic and Diluted	$(0.10)	$(0.20)

Weighted Average Common Shares Outstanding - Basic and Diluted	8,718,321	2,926,124

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Par Value	Capital	Deficit	Equity(Deficit)
Balance - January 1, 2009	2,547,972	$2,548	$1,608,802	$(1,499,396)	$111,954

Recapitalization - reverse acquisition into public shell	5,033,450	5,033	(5,033)	--	--

Spin-out of mineral operations and cancellation of common stock	(3,310,000)	(3,310)	3,310	--	--

Issuance of common stock for professional services	26,261	26	47,974	--	48,000

Issuance of common stock for compensation	10,942	11	19,989	--	20,000

Net Loss	--	--	--	(597,725)	(597,725)

Balance - December 31, 2009	4,308,625	4,308	1,675,042	(2,097,121)	(417,771)

Issuance of common stock for professional services	135,499	135	97,925	--	98,060

Issuance of common stock for related party debt and accrued interest	157,142	158	401,602	--	401,760

Issuance of common stock for cash ($30,000) and financing costs ($60,000)	125,000	125	89,875	--	90,000

Issuance of common stock for deferred offering costs	92,593	93	499,907	--	500,000

Issuance of common stock for payment of debt	1,190,249	1,190	698,809	--	699,999

Issuance of common stock for payment of accounts payable	714,473	714	246,286	--	247,000

Issuance of common stock for share liability	375,000	375	179,625	--	180,000

Issuance of common stock for accrued compensation	3,232,020	3,232	67,601	--	70,833

Issuance of common stock for debt conversion	828,973	829	64,921	--	65,750

Net loss	--	--	--	(838,999)	(838,999)

Balance - December 31, 2010	11,159,574	$11,159	$4,021,593	$(2,936,120)	$1,096,632

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009
Operating Activities
Net Loss	$(838,999)	$(597,725)
Adjustments to Reconcile Net Loss
to Net Cash Used in Operating Activities:
Sales Returns and Allowance Reserve	(34,808)	(97,545)
Depreciation and Amortization	54,282	63,380
Share-Based Compensation	--	20,000
Share-Based Services	242,900	48,000
Share-Based Financing Cost	595,160	--
Gain on Sale of Subsidiary	(225,000)	--
Loss on Disposal of Equipment	18,945	--
Allowance for Doubtful Accounts	(50,620)	6,000
Amortization of Debt Discount	120,230	1,815
Change in Fair Value of Derivative	(60,206)	(1,032)

Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	(81,897)	365,499
Inventory	(245,909)	(51,282)
Prepaid Expenses	(6,416)	36,201
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	147,535	140,551
Total Adjustments	474,196	531,587

Net Cash Used in Operating Activities	(364,803)	(66,138)

Investing Activities:
Capital Expenditures	(28,910)	(62,704)
Proceeds from Sale of Subsidiary	50,000	--
Payments for Disposal	(2,145)	--

Net Cash Provided by (Used for) Investing Activities	18,945	(62,704)

Financing Activities:
Increase [Decrease] in Cash Overdraft	(13,717)	6,372
Advances under Bank Lines of Credit - Net	(21,098)	11,514
Proceeds from Notes Payable	--	100,000
Proceeds from Convertible Debt	160,000	25,000
Repayments of Notes Payable	(36,647)	(59,452)
Advances from Stockholder - Net	256,018	68,810
Repayments of Capital Leases	(24,436)	(23,402)
Proceeds from Sale of Stock	30,000	--

Net Cash Provided by Financing Activities	350,120	128,842

Net Change in Cash	4,262	--
Cash - Beginning of Years	--	--
Cash - End of Years	$4,262	$--

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2009

Supplemental Disclosures of Cash Flow Information:
Interest	$67,000	$78,000
Income Taxes	$--	$--

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Debt Discount from Fair Value of Imbedded Derivative	$118,336	$--
Issuance of Common Stock for Deferred Offering Costs	$535,160	$--
Issuance of Common Stock for Bank Line of Credit	$699,999	$--
Issuance of Common Stock for Stockholder Advances	$401,759	$--
Notes Payable Settled with Inventory	$21,500	$--
Issuance of Common Stock for Vendor Payables	$247,000	$50,000
Issuance of Common Stock for Accrued Payroll - Related Party	$70,833	$--
Issuance of Common Stock for Share Liability	$180,000	$--
Issuance of Common Stock for Convertible Debt	$65,750	$--

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Bergio International, Inc. [the "Company"] was incorporated in the State of Delaware on July 24, 2007 under the name Alba Mineral Exploration, Inc. On October 21, 2009, as a result of a Share Exchange Agreement (defined below), the corporate name was changed to Bergio International, Inc. and the Company implemented a 12 for 1 forward stock split of its common shares. Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.  The Company is engaged in the product design, manufacturing, distribution of fine jewelry primarily in the United States and is headquartered from its corporate office in Fairfield, New Jersey. Based on the nature of operations, the Company's sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

On October 19, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Diamond Information Institute, Inc. (“Diamond”), a New Jersey corporation. Pursuant to the Exchange Agreement the Company acquired all the issued and outstanding common stock of Diamond, and Diamond became a wholly-owned subsidiary of the Company. In addition, the Company acquired all Diamond’s assets and liabilities effective as of the date of the Exchange Agreement. Per the Exchange Agreement, the Company issued 2,585,175 shares of the Company’s common stock to the shareholders of Diamond (approximately .21884 shares of Company common stock for each share of Diamond common stock), representing approximately 60% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement and the Stock Agreement (defined below). The acquisition of Diamond was treated as a recapitalization, and the business of Diamond became the business of the Company. At the time of the recapitalization, the Company was in the exploration development stage and was not engaged in any active business. The accounting rules for recapitalizations require that beginning October 19, 2009, the date of the recapitalization, the balance sheet reflects the consolidated assets and liabilities of Bergio International, Inc. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of Diamond, which became the operations of the Company, for all periods presented.  In February 2010, the Company sold all its shares in Diamond to an unrelated third party for $225,000 and recognized a gain from the sale of $225,000.

In conjunction with the Exchange Agreement, the Company, on October 20, 2009, entered into a Stock Purchase Agreement (the “Stock Agreement”) with certain stockholders of the Company (the “former stockholders”). Pursuant to the Stock Agreement, the Company spun out its 100% interest in Alba Mineral Exploration, Inc., an Alberta, Canada Corporation (“Alba Canada”) to the former stockholders for nominal consideration and the cancellation of all of the shares of common stock of the Company then owned by the former stockholders.  As a result, a total of 3,310,000 shares were cancelled.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Correction of an Error - As of September 30, 2010, the Company corrected certain errors in prior period financial statements (corrected amounts - which reflects the 2010 1-for-12 reserve stock split) related to shares outstanding as of December 31, 2008 (2,547,972), and weighted average shares outstanding and net loss per share for the year ended December 31, 2008 (2,714,868 and $(0.41)), the three months ended March 31, 2009 (2,570,003 and $(0.08)), and the three and six months ended June 30, 2009 (2,585,175 and $(0.05)) and (2,577,630 and $(0.12)). The prior period amounts had been retroactively presented to reflect our recapitalization as a result of our share exchange agreement with Diamond Information Institute, Inc.  The correction had no effect on the previously reported Net Loss in the year ended December 31, 2008, the three months ended March 31, 2009, or the three and six months ended June 30, 2009.

The Company has evaluated the impact of the corrections to outstanding shares as disclosed in the Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2009 and 2008 and the affect upon the weighted average common shares outstanding and net loss per share for the year ended December 31, 2008, the three months ended March 31, 2009 and the three and six months ended June 30, 2009 and has determined that there is no change to net loss and no significant change to net loss per share. The Company has evaluated the corrections in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) Topic No. 250-10-S99 “Accounting Changes and Error Corrections”.  The adjustments, when compared to the operating results or on any trend of losses for all previous financial statements to which this error relates, are not considered by management to be material.  In addition, the Company believes that investors would not consider the amount of the adjustments to be material, and therefore, would not have significantly impacted their investment decisions about the Company.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

[2] Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents on hand at December 31, 2010 and 2009.

Accounts Receivable - Accounts receivable are generated from sales of fine jewelry to retail outlets throughout the United States. At December 31, 2010 and 2009, accounts receivable were substantially comprised of balances due from retailers.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance. As of December 31, 2010, and 2009 an allowance for doubtful accounts of $35,787 and $86,407, respectively has been provided.

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. The Company, from time to time, maintains balances in financial institutions beyond the insured amounts. At December 31, 2010 and 2009, the Company had no cash balances beyond the federally insured amounts.

Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company's services are provided, as well as their dispersion across many different geographical areas. As is characteristic of the Company's business and of the jewelry industry generally, the Company extends its customers seasonal credit terms. The carrying amount of receivables approximates fair value. The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited. Based on management’s review of accounts receivable, an allowance for doubtful accounts has been recorded for the years ending December 31, 2010 and 2009. The Company does not require collateral to support these financial instruments.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives ranging from five (5) to seven (7) years.

Expenditures for repairs and maintenance are charged to expense as incurred whereas expenditures for renewals and improvements that extend the useful life of the assets are capitalized. Upon the sale or retirement, the cost and the related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported within the Statements of Operations in the period of disposal.

Long-Lived Assets - In accordance with generally accepted accounting principles, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets exceed their fair value as determined by an estimate of undiscounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal.

Fair Value of Financial Instruments - The Company follows guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of December 31, 2010, the fair value of short-term financial instruments including cash overdraft, accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity.  The fair value of property and equipment is estimated to approximate its net book value.  The fair value of debt obligations, other than convertible debt obligations, approximates their face values due to their short-term maturities and/or the variable rates of interest associated with the underlying obligations.

The fair value of the Company’s convertible debt is measured on a recurring basis (see Note 7).

The following table presents fair value measurements for major categories of the Company’s financial liabilities measured at fair value on a recurring basis:

	December 31, 2010				December 31, 2009
	Fair Value Measurements Using				Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Convertible Debt	$--	$112,069	$--	$112,069	$--	$15,925	$--	$15,925

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities.  This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

Investments in Unconsolidated Affiliates - Investments in unconsolidated affiliates, in which the Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost.  At December 31, 2010 and 2009, the Company had an investment in which the Company owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Equity-Based Compensation - The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant.  The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Advertising and Promotional Costs - Advertising and promotional costs are expensed as incurred and are recorded as part of Selling Expenses in the Statement of Operations.  The total cost for the years ended December 31, 2010 and 2009 was approximately $168,000 and $44,000, respectively.

During the year, the Company prepays costs associated with trade shows which are recorded as Prepaid Expenses in the Balance Sheet and are charged to the Statement of Operations upon the trade shows being conducted. For the years ended December 31, 2010 and 2009, approximately $31,000 and $61,000, respectively, of trade show expenses have been recorded.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Income Taxes - The Company accounts for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At December 31, 2010 and 2009, the entire deferred tax asset has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

The Company does not believe it has any uncertain tax position deemed material as of December 31, 2010 and 2009.  With few exceptions, the Company believes it is no longer subject to U.S. federal and state tax examinations by tax authorities for tax periods prior to 2007.  The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of December 31, 2010 and 2009, the Company had no accrued interest or penalties. The Company currently has no federal or state tax examinations in progress nor has it had any federal or state examinations since inception.

Basic and Diluted Loss Per Share - Basic earnings per share includes no dilution and is computed by dividing earnings  available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could occur through the effect of common shares issuable upon the exercise of stock options, warrants and convertible securities.  Equity instruments that may dilute earnings per share in the future are listed in Note 7.

Subsequent Events - The Company evaluated subsequent events, which are events or transactions that occurred after December 31, 2010 through the issuance of the accompanying financial statements.

[3] New Authoritative Accounting Guidance

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update 2010-06 (“ASU 2010-06”), “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” ASU 2010-06 requires reporting entities to make new disclosures about recurring or nonrecurring fair value measurements including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on gross basis in the reconciliation of Level 3 fair value measurements.  ASU 2010-06 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010.  The adoption of ASU 2010-06 in the first quarter of 2010 did not have a material impact on the Company’s financial statement disclosures.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying financial statements.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

[4] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	December 31,	December 31,
	2010	2009

Selling Equipment	$8,354	$64,353
Office and Equipment	325,530	296,621
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total - At Cost	360,152	387,242
Less: Accumulated Depreciation and Amortization	242,017	226,935

Property and Equipment - Net	$118,135	$160,307

Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was approximately $54,000 and $63,000, respectively.

[5] Notes Payable

	December 31,	December 31,
	2010	2009

Notes payable due in equal monthly installments, monthly payments of $2,500 and one payment on June 30, 2011 equal to the outstanding balance; interest rate of 7.60%. The notes are collateralized by the assets of the Company. (1)	$91,517	$115,259

Notes payable due in equal monthly installments, over 60 months, maturing through April 2014 at interest rates of 10.52%. The notes are collateralized by specific assets of the Company.	70,169	83,074
Notes payable due on demand at interest rate of 10%.	--	21,500

Total	161,686	219,833
Less: Current Maturities Included in Current Liabilities	110,060	69,335

Total Long-Term Portion of Debt	$51,626	$150,498

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Maturities of long-term debt are as follows:

Years ended
December 31,
2011	$110,060
2012	20,591
2013	22,865
2014	8,170

Total	$161,686

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009 between the company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgement, less credits for payment made through the date of default.

[6] Bank Lines of Credit

A summary of the Company’s credit facilities is as follows:

	December 31,	December 31,
	2010	2009
Credit Line of $700,000, minimum payment of interest only is due monthly at the bank's prime rate plus .75%. At December 31, 2009, the interest rate was 4.00%. Collateralized by the assets of the Company.	$--	$699,999

Credit Line of $55,000 monthly payments of $500 and one payment on June 30, 2011 equal to outstanding balance; interest at the bank's prime rate plus .75%. At December 31, 2010 and 2009, the interest rate was 4.00%. Collateralized by the assets of the Company. (1)	40,153	44,380

Various unsecured Credit Cards of $188,200, minimum payment of principal and interest are due monthly at the credit card's annual interest rate. At December 31, 2010 and 2009, the interest rates ranged from 3.99% to 24.90%.	160,713	177,584

Total	200,866	921,963

Less: Current maturities included in current liabilities	200,866	883,583

Total Long-Term Portion	$--	$38,380

The Company's CEO and majority shareholder also serves as a guarantor of the Company's debt.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

(1) Terms are per the Post Judgement Payment and Forbearance Agreement dated October 9, 2009 between the company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgement, less credits for payment made through the date of default.

[7] Convertible Debt

On February 1, 2010, the Company issued an 8% secured convertible note (the “February 2010 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest is payable on January 2, 2011 or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.

During 2010, $47,000 of the convertible note was converted into 538,829 shares of common stock. The balance outstanding at December 31, 2010 is $3,000 (see Note 13).

On March 12, 2010, the Company issued an 8% secured convertible note (the “March 2010 Note”) in the amount of $30,000 to Asher.  The principal and accrued interest is payable on December 13, 2010 or such earlier date as defined in the agreement. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  At December 31, 2010, the note is past due.

In April 2010, the Company issued an 8% secured convertible note (the “April 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on January 13, 2011 or such earlier date as defined in the agreement. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion (see Note 13).

In May 2010, the Company issued an 8% secured convertible note (the “May 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on February 11, 2011 or such earlier date as defined in the agreement. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion (see Note 13).

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Asher is entitled to have all shares issued upon conversion of the above notes listed upon each national securities exchange or other automated quotation system, if any, upon which shares of the Company common stock are then listed.

On November 16, 2009, the Company issued a 7% Secured Convertible Debenture (the “November 2009 Debenture”) in the amount of $25,000 to Tangiers Capital, LLC. The principal and accrued interest is payable on August 16, 2010 or such earlier date as defined in the agreement. Upon issuance, the November 2009 Debenture, including any accrued interest, was convertible into shares of the Company’s common stock at a price of 80% of the average of the two lowest trading prices, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder. The holder is entitled to “piggyback” registration rights on shares of common stock issued upon conversion.

During the year ended December 31, 2010, $18,750 of the convertible note was converted into 290,144 shares of common stock.  At December 31, 2010, the balance of the note of $6,250 is past due.

The Company accounts for the fair value of the conversion features in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”). Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations. The Company valued the embedded derivative using the Black-Scholes pricing model. The fair value upon issuance of the February 2010 Note, March 2010 Note, April 2010 Note, and May 2010 Note, $23,500, $27,513, $40,362 and $26,961, respectively, was recorded as a derivative liability and a discount to the convertible debt.  The fair value upon issuance of the November 2009 Debenture, $10,890, was recorded as a derivative liability and a discount to the convertible debt in 2009.  Amortization of debt discount amounted to $120,230 and $1,815 for the years ended December 31, 2010 and 2009, respectively. The derivative liability is revalued each reporting period using the Black-Scholes model. For the years ended December 31, 2010 and 2009, the Company recorded an unrealized gain from the change in the fair value of the derivative liability of $60,206 and $1,032, respectively.  Convertible debt as of December 31, 2010 and 2009, is shown net of debt discount of $7,181 and $9,075, respectively.

The Black-Scholes model was valued with the following inputs:

Stock Price - The Stock Price was based on the average closing price of the Company’s stock as of the Valuation Date. Stock Prices ranged from $0.51 to $0.01 in the period 1-01-2010 through 12-31-2010.

Variable Conversion Price - The variable conversion price was based on: (i) 80% of the average of the 2 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Tangiers); and (ii) 62.5% of the average of the 3 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Asher).

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Time to Maturity - The time to maturity was determined based on the length of time between the Valuation Date and the maturity of the debt.  Time to maturity ranged from 9 months to 0 months in the period 1-01-2010 through 12-31-2010.

Risk Free Rate - The risk free rate was based on the Treasury Note rates as of the Valuation Dates with term commensurate with the remaining term of the debt. The risk free rate ranged from 0.27% to 0.61% in the period 1-01-2010 through 12-31-3010.

Volatility - The volatility was based on the historical volatility of three comparable companies as historical volatility of the Company was not useful in developing the expected volatility due to the limited trading history of its stock. The average volatility for the comparable companies ranged from 61.82% to 56.80% in the period 1-01-2010 through 12-31-2010.

[8] Equipment Held Under Capital Leases

The Company's equipment held under the capital lease obligations as of December 31, 2010 and 2009 is summarized as follows:

	December 31,	December 31,
	2010	2009

Showroom Equipment	$40,000	$96,000
Less: Accumulated Amortization	24,667	54,933

Equipment Held under Capitalized Lease Obligations - Net	$15,333	$41,067

Amortization related to the equipment held under capital leases is calculated using the straight-line method over the five year useful lives of the assets.  For the years ended December 31, 2010 and 2009, amortization was approximately $9,000 and $19,000, respectively.

As of December 31, 2010 the future minimum lease payments under the capital leases are as follows:

2011	$16,357
Less: Amount Representing Imputed Interest	1,701

Present Value of Net Minimum Capital Lease Payments	14,656
Less: Current Portion of Capitalized Lease Obligations	14,656

Non Current Portion of Capitalized Lease Obligations	$--

Interest expense related to capital leases for the years ended December 31, 2010 and 2009 was approximately $4,000 and $5,000, respectively.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

[9] Income Taxes

Deferred income tax assets [liabilities] are as follows:

	December 31,	December 31,
	2010	2009

Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$289,716	$656,485
Allowance for Doubtful Accounts	14,293	34,511
Allowance for Sales Returns	--	13,903
Start-up Costs	18,237	--
Totals	322,246	704,899

Deferred Income Tax Liabilities:
Property and Equipment	(20,135)	$(25,925)
Sec. 481 Adjustment - Accrual Basis	--	(249,919)
Totals	(20,135)	(275,844)

Gross Deferred Tax Asset [Liability]	302,111	429,055

Valuation Allowance for Deferred Taxes	(302,111)	(429,055)
Net Deferred Tax Asset [Liability]	$--	$--

Reconciliation of the Federal statutory income tax rate to the effective income tax rate is as follows:

	2010	2009

U.S. statutory rate	(34%)	(34%)
State income taxes - net of federal benefit	6%	6%
Change in valuation allowance and other	28%	28%
Effective rate	--	--

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

At December 31, 2010, the Company had approximately $660,000 of federal net operating tax loss carryforwards expiring at various dates through 2030.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company's ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period. As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset. The valuation allowance (decreased) increased by approximately ($127,000) and $154,000 in the years ended December 31, 2010 and 2009, respectively.

[10] Stockholders' Equity

On February 23, 2010, the Company amended its Certificate of Incorporation to increase the number of authorized common shares.  The Company is authorized to issue 200,000,000 shares of common stock, par value $.001 per share. At December 31, 2010 and 2009, there were 11,159,574 and 4,308,625 common shares issued and outstanding, respectively. In October 2009, the Company effected a 12 for 1 forward split of its common stock. Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been retroactively adjusted to reflect such stock splits.

On October 19, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Diamond Information Institute, Inc. (“Diamond”), a New Jersey corporation. Pursuant to the Exchange Agreement the Company acquired all the issued and outstanding common stock of Diamond, and Diamond became a wholly-owned subsidiary of the Company. In addition, the Company acquired all Diamond’s assets and liabilities effective as of the date of the Exchange Agreement. Per the Exchange Agreement, the Company issued 2,585,175 shares of the Company’s common stock to the shareholders of Diamond (approximately .21884 shares of Company common stock for each share of Diamond common stock), representing approximately 60% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement and the Stock Agreement (defined below). The acquisition of Diamond was treated as a recapitalization, and the business of Diamond became the business of the Company. At the time of the recapitalization, the Company was in the exploration development stage and was not engaged in any active business. The accounting rules for recapitalizations require that beginning October 19, 2009, the date of the recapitalization, the balance sheet reflects the consolidated assets and liabilities of Bergio International, Inc. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of Diamond which became the operations of the Company for all periods presented.  In February 2010, the Company sold all its shares in Diamond to an unrelated third party

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

In conjunction with the Exchange Agreement, the Company, on October 20, 2009, entered into a Stock Purchase Agreement (the “Stock Agreement”) with certain stockholders of the Company (the “former stockholders”). Pursuant to the Stock Agreement, the Company spun out its 100% interest in Alba Mineral Exploration, Inc., an Alberta, Canada corporation (“Alba Canada”) to the former stockholders for nominal consideration and the cancellation of all of the shares of common stock of the Company then owned by the former stockholders. As a result, a total of 3,310,000 shares were cancelled.

In 2009, the Company issued 26,261 shares of common stock valued at $48,000, to its SEC counsel for legal services.

In 2009, the Company issued 10,942 shares of common stock valued at $20,000, to members of its Board of Directors and Advisory Panel for services rendered.

In January 2010, the Company finalized a Securities Purchase Agreement with Tangiers Investments, LP (“Tangiers”) (See Note 12).  Pursuant to the agreement the Company issued Tangiers 92,593 shares of common stock valued at the market price of $500,000 for a one-time commitment fee.

In January 2010, the Company issued 157,142 shares of common stock to Caesar Capital Group, LLC (“Caesar”) to settle approximately $402,000 of stockholder advances and accrued interest.

In February 2010, the Company sold 125,000 shares of common stock to Caesar for $30,000.  The value of the stock on the date of sale based on the market price was $90,000 and the Company recorded an expense for financing costs of $60,000.

In February 2010, through an agreement with Socius CG II, Ltd (“Socius”), the Company settled a $699,999 payment of its credit line with Columbia Bank with the issuance of 1,190,249 shares of common stock to Socius.

In 2010, the Company issued an aggregate of 19,666 shares of common stock for legal services rendered for the registration of securities with the SEC.  The shares are valued at $23,160 the market price, and are recorded as financing costs.

In March 2010, the Company issued 90,833 shares of common stock to a consultant for services rendered.  The shares are valued at the market price of $62,900 and are recorded as share-based consulting expense.

In 2010, the Company issued an aggregate of 714,473 shares of common stock to Socius for settlement of approximately $247,000 in payables.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

In April 2010, the Company issued 25,000 shares of common stock for accounting services rendered for the registration of securities with the SEC.  The shares are valued at $12,000 and are recorded as financing costs.

In April 2010, the Company issued 375,000 shares of common stock valued at $180,000 to settle share liability.  The accrued share liability was expensed as share based services.

In 2010, the Company issued an aggregate of 3,232,020 shares of common stock to its Chief Executive Officer pursuant to his employment agreement (see Note 12).

In 2010, the Company issued an aggregate of 538,829 shares of common stock to Asher for partial conversion of its convertible debt.  The shares are valued at $47,000.

In 2010, the Company issued an aggregate of 290,144 shares of common stock to Tangiers Capital, LLC for partial conversion of its convertible debt.  The shares are valued at $18,750.

[11] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company's cash flow needs. At December 31, 2010 and 2009, $317,601 and $463,342, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.25% at December 31, 2010 and 2009, respectively.  No terms for repayment have been established. As a result, the amount is classified as a Current Liability.

In the year ended December 31, 2010, the Company issued an aggregate of 3,232,020 shares of common stock to its Chief Executive Officer (“CEO”), in accordance with his employment agreement (See Note 12). The shares are valued at $70,833 the amount of unpaid compensation owed the CEO.

[12] Commitment and Contingencies

Employment Agreement - Effective February 28, 2010, the Company entered into an employment agreement with its CEO.  The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”).  The CEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement. In addition, since it is understood that the Company is employing the CEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the CEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding common stock.  Such issuances shall be made to the CEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares made on behalf of the Company.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS

Operating Leases - The Company leases certain office and manufacturing facilities and equipment. The Company’s office and manufacturing facilities are currently leased on a month to month basis at $1,800 per month. The equipment lease agreements are non-cancelable and expire at various dates through 2011. All these leases are classified as operating leases.

Rent expense for the Company's operating leases for the years ended December 31, 2010 and 2009 was approximately $22,000 and $25,000, respectively.

Acquisition - The Company entered into an Asset Purchase Agreement with Mario Panelli & C. s.a.s. (“Seller”), an Italian distributor of high-end jewelry, and Mario Panelli and Mogni Viviana (“Owners”), wherein the Company agreed to purchase the inventory of the Seller. The Company agreed to pay the Seller an amount equal to 100% of the book value of the Seller’s inventory as determined in accordance with U.S. generally accepted accounting principles. The closing date has been extended pending the Company obtaining adequate financing to complete the transaction.

Equity Financing Agreement - In January 2010, the Company finalized a securities purchase agreement with Tangiers Investors, LP (“Tangiers”) pursuant to which at its discretion the Company could periodically sell to Tangiers shares of common stock up to a maximum purchase of $25,000,000.  The selling price was to be 88% of the lowest volume weighted average price, as defined in the agreement, for the five days immediately following the notice of sale date. In addition, the Company issued Tangiers 92,593 shares of common stock valued at $500,000 for a one-time commitment fee which was recorded as deferred offering costs.  Effective, June 22, 2010, the Company terminated the securities purchase agreement with Tangiers and recorded an expense of $535,160 as share-based financing costs which included the $500,000 commitment fee and $35,160 of professional fees related to a registration statement for common shares to be issued pursuant to the agreement, which was also terminated.

Litigation - The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  As of December 31, 2010 and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements.

Consulting Agreement - The Company entered into an agreement for business development services with a consultant.  Pursuant to the agreement, the Company issued 375,000 shares of Company common stock for the services, which primarily were rendered in the first quarter of 2010.  The shares, which were issued in April 2010, were valued at the market price of $180,000.

[13] Subsequent Events

In January and February 2011, convertible notes with Asher in the amount of $83,000 became past due.

BERGIO INTERNATIONAL, INC.

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2011	2010

Assets:
Current Assets:
Cash	$--	$4,262
Accounts Receivable - Net	345,976	474,212
Inventory	1,536,852	1,602,680
Prepaid Expenses	4,989	9,353
Other Receivables	137,500	175,000

Total Current Assets	2,025,317	2,265,507

Property and Equipment - Net	111,671	118,135

Other Assets:
Investment in Unconsolidated Affiliate	5,000	5,000

Total Assets	$2,141,988	$2,388,642

See notes to financial statements.

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2011	2010

Liabilities and Stockholders' Equity:
Liabilities
Current Liabilities:
Cash Overdraft	$5,051	$--
Accounts Payable and Accrued Expenses	195,075	417,144
Bank Lines of Credit - Net	191,905	200,866
Convertible Debt - Net	110,921	112,069
Current Maturities of Notes Payable	92,255	110,060
Current Maturities of Capital Leases	--	14,656
Advances from Stockholder - Net	368,075	317,601
Derivative Liability	90,775	67,988

Total Current Liabilities	1,054,057	1,240,384

Long-Term Liabilities
Notes Payable	38,140	51,626

Total Long-Term Liabilities	38,140	51,626

Commitments and Contingencies	--	--

Total Liabilities	1,092,197	1,292,010

Stockholders' Equity
Series A Preferred Stock - $.001 Par Value, 51 Shares Authorized, 51 and 0 Shares Issued and Outstanding as of September 30, 2011 and December 31, 2010, respectively	--	--
Common Stock - $.001 Par Value, 200,000,000 Shares Authorized, 24,857,413 and 11,159,574 Shares Issued and Outstanding as of September 30, 2011 and December 31, 2010, respectively	24,857	11,159
Additional Paid-In Capital	4,222,619	4,021,593
Accumulated Deficit	(3,197,685)	(2,936,120)
Total Stockholders' Equity	1,049,791	1,096,632

Total Liabilities and Stockholders' Equity	$2,141,988	$2,388,642

See notes to financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Sales - Net	$394,562	$343,514	$1,029,774	$892,509
Cost of Sales	363,421	226,031	666,764	428,244
Gross Profit	31,141	117,483	363,010	464,265

Selling Expenses	40,357	51,790	236,598	186,030

General and Administrative Expenses
Share-Based Services	--	--	--	242,900
Other	103,780	94,107	406,083	342,234

Total General and Administrative Expenses	103,780	94,107	406,083	585,134

Total Operating Expenses	144,137	145,897	642,681	771,164

Loss from Operations	(112,996)	(28,414)	(279,671)	(306,899)

Other Income [Expense]
Interest Expense	(15,080)	(17,929)	(44,855)	(49,007)
Amortization of Debt Discount	(30,818)	(39,340)	(62,323)	(85,184)
Change in Fair Value of Derivative	149,550	39,125	123,934	57,431
Gain on Sale of Subsidiary	--	--	--	225,000
Financing Costs - Shared Based	--	--	--	(595,160)
Loss on Disposal of Equipment	--	--	--	(18,945)
Other income	--	--	1,350	--

Total Other Income [Expense]	103,652	(18,144)	18,106	(465,865)

Net Loss	$(9,344)	$(46,558)	$(261,565)	$(772,764)

Net Loss Per Common Share - Basic and Diluted	$--	$--	$(0.01)	$(0.10)

Weighted Average Common Shares Outstanding - Basic and Diluted	24,457,248	10,050,617	18,915,122	7,935,213

See notes to financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2011	2010
Operating Activities
Net Loss	$ (261,565)	$ (772,764)
Adjustments to Reconcile Net Loss to Net Cash Used
for by Operating Activities:
Depreciation and Amortization	32,377	40,891
Share-Based Services	--	242,900
Share-Based Financing Costs	--	595,160
Allowance for Doubtful Accounts	(35,787)	(6,000)
Amortization of Debt Discount	62,323	85,184
Change in Fair Value of Derivative	(123,934)	(57,431)
Gain on Sale of Subsidiary	--	(225,000)
Loss on Disposal of Equipment	--	18,945
Sales returns and allowances reserve	--	(34,808)
Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	164,023	(94,344)
Inventory	65,828	(169,406)
Prepaid Expenses	4,364	(5,677)
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	(126,595)	(1,981)
Total Adjustments	42,599	388,433

Net Cash Used for Operating Activities	(218,966)	(384,331)

Investing Activities:
Capital Expenditures	(25,913)	(21,016)
Proceeds from Sale of Subsidiary	37,500	50,000
Payments for Disposal	--	(2,145)
Net Cash Provided by Investing Activities	11,587	26,839

Financing Activities:
Increase in Cash Overdraft	5,051	12,121
Advances under Bank Lines of Credit - Net	(8,961)	(17,439)
Proceeds from Convertible Debt	202,500	160,000
Repayments of Notes Payable	(31,291)	(26,649)
Advances from Stockholder - Net	50,474	217,767
Repayments of Capital Leases	(14,656)	(18,308)
Proceeds from Sale of Stock	--	30,000

Net Cash Provided by Financing Activities	203,117	357,492

Net Change in Cash	(4,262)	--

Cash - Beginning of Periods	4,262	--

Cash - End of Periods	$ --	$ --

See notes to financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine Months Ended
September 30,
	2011	2010

Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for:
Interest	$ 28,000	$ 53,000
Income Taxes	$ --	$ --

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Debt Discount from Fair Value of Imbedded Derivative	$ 146,721	$ 118,336
Issuance of Common Stock for Convertible Debt and Accrued Interest	$ 131,485	$ 43,250
Issuance of Common Stock for Accrued Payroll - Related Party	$ 23,558	$ 66,666
Issuance of Convertible Note for Settlement Agreement	$ 25,000	$ --
Issuance of Common Stock for Vendor Payables and Accrued Expenses	$ 34,681	$ 247,000
Issuance of Common Stock for Deferred Offering Costs	$ --	$ 535,160
Issuance of Common Stock for Bank Line of Credit	$ --	$ 699,999
Issuance of Common Stock for Stockholder Advances	$ --	$ 401,759
Notes Payable Settled with Inventory	$ --	$ 21,500
Issuance of Common Stock for Share Liability	$ --	$ 180,000

See notes to financial statements.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Bergio International, Inc. (“Bergio” or the “Company”) was incorporated in the State of Delaware on July 24, 2007, under the name Alba Mineral Exploration, Inc.  On October 21, 2009, as a result of a Share Exchange Agreement (defined below), the corporate name was changed to Bergio International, Inc. and the Company implemented a 12-for-1 forward stock split of its common shares.  Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.  The Company is engaged in the product design, manufacturing and distribution of fine jewelry in the United States, Europe and Asia and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company’s sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

On October 19, 2009, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Diamond Information Institute, Inc. (“Diamond”), a New Jersey corporation.  Pursuant to the Exchange Agreement, the Company acquired all the issued and outstanding common stock of Diamond, and Diamond became a wholly-owned subsidiary of the Company.  In addition, the Company acquired all of Diamond’s assets and liabilities effective as of the date of the Exchange Agreement.  Per the Exchange Agreement, the Company issued 2,585,175 shares of the Company’s common stock to the shareholders of Diamond (approximately 0.21884 shares of the Company’s common stock for each share of Diamond common stock), representing approximately 60% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement and the Stock Agreement (defined below).  The acquisition of Diamond was treated as a recapitalization and the business of Diamond became the business of the Company.  At the time of the recapitalization, the Company was in the exploration development stage and was not engaged in any active business.  The accounting rules for recapitalizations require that beginning October 19, 2009, the date of the recapitalization, the balance sheet reflects the consolidated assets and liabilities of Bergio and the equity accounts were recapitalized to reflect the newly capitalized company.  The results of operations reflect the operations of Diamond, which became the operations of the Company, for all periods presented.  In February 2010, the Company sold all its shares in Diamond to an unrelated third party for $225,000 and recognized a gain from the sale of $225,000.

In conjunction with the Exchange Agreement, on October 20, 2009, the Company entered into a Stock Purchase Agreement (the “Stock Agreement”) with certain stockholders of the Company (the “former stockholders”).  Pursuant to the Stock Agreement, the Company spun out its 100% interest in Alba Mineral Exploration, Inc., an Alberta, Canada Corporation (“Alba Canada”) to the former stockholders for nominal consideration and the cancellation of all of the shares of common stock of the Company then owned by the former stockholders.  As a result, a total of 3,310,000 shares were cancelled.

Basis of Presentation - The accompanying unaudited interim financial statements as of September 30, 2011, and for the three and nine months ended September 30, 2011 and 2010, have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Form 10-Q.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 2011, results of operations for the three and nine months ended September 30, 2011 and 2010, and cash flows for the nine months ended September 30, 2011 and 2010.  The results of operations for the nine months ended September 30, 2011, are not necessarily indicative of the results to be expected for the full year.

[2] Summary of Significant Accounting Policies

Other significant accounting policies are set forth in Note 2 of the audited financial statements included in the Company’s 2010 Annual Report Form 10-K.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured.

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market.  Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

Fair Value of Financial Instruments - The Company follows guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

•

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

•

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

•

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of September 30, 2011, the fair value of short-term financial instruments including cash overdraft, accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity.  The fair value of property and equipment is estimated to approximate its net book value.  The fair value of debt obligations, other than convertible debt obligations, approximates their face values due to their short-term maturities and/or the variable rates of interest associated with the underlying obligations.

The fair value of the Company’s convertible debt is measured on a recurring basis (see Note 6).

The following table presents fair value measurements for major categories of the Company’s financial liabilities measured at fair value on a recurring basis:

	September 30, 2011
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Convertible Debt	$--	$110,921	$--	$110,921

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

	December 31, 2010
	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Convertible Debt	$--	$112,069	$--	$112,069

In addition, the FASB issued “The Fair Value Option for Financial Assets and Financial Liabilities.”  This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

Subsequent Events - The Company evaluated subsequent events, which are events or transactions that occurred after September 30, 2011, through the issuance of the accompanying financial statements.

Recently Issued Accounting Pronouncements - There are several new accounting pronouncements issued or proposed by the FASB.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or results of operations.

[3] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	September 30,	December 31,
	2011	2010

Selling Equipment	$ 8,354	$ 8,354
Office and Equipment	351,443	325,530
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total - At Cost	386,065	360,152
Less: Accumulated Depreciation and Amortization	274,394	242,017

Property and Equipment - Net	$ 111,671	$ 118,135

Depreciation and amortization expense for the three months ended September 30, 2011 and 2010, and the nine months ended September 30, 2011 and 2010, amount to approximately $11,000, $13,000, $32,000 and $41,000, respectively.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

[4] Notes Payable

	September 30,	December 31,
	2011	2010

Notes payable due in equal monthly installments, of $2,500 and one payment on June 30, 2011 equal to the outstanding balance; interest rate of 7.60%.  The notes are collateralized by the assets of the Company. (1)

	$ 72,371	$ 91,517

Notes payable due in equal monthly installments, over 60 months, maturing through April 2014 at interest rates of 10.52%. The notes are collateralized by specific assets of the Company.	58,024	70,169

Total	130,395	161,686
Less: Current Maturities Included in Current Liabilities	92,255	110,060

Total Long-Term Portion of Debt	$ 38,140	$ 51,626

Maturities of long-term debt are as follows:

Twelve months ended
September 30,
2012	$ 92,255
2013	22,081
2014	16,059

Total	$ 130,395

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009, between the Company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgment, less credits for payment made through the date of default.  The Company is in the process of negotiating an extension of the payment terms with the bank.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

[5] Bank Lines of Credit

A summary of the Company’s credit facilities is as follows:

	September 30,	December 31,
	2011	2010

Credit Line of $55,000 monthly payments of $500 and one payment on June 30, 2011 equal to outstanding balance; interest at the bank’s prime rate plus .75%. At September 30, 2011 and December 31, 2010, the interest rate was 4.00%. Collateralized by the assets of the Company. (1)	$ 36,971	40,153

Various unsecured Credit Cards of $161,000, minimum payment of principal and interest are due monthly at the credit card’s annual interest rate. At September 30, 2011 and December 31, 2010, the interest rates ranged from 3.99% to 24.90%.	154,934	160,713

Total	191,905	200,866

Less: Current maturities included in current liabilities	191,905	200,866

Total Long-Term Portion	$ --	$ --

The Company’s Chief Executive Officer and majority shareholder also serves as a guarantor of the Company’s debt.

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009, between the Company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgment, less credits for payment made through the date of default.  The Company is in the process of negotiating an extension of the payment terms with the bank.

[6] Convertible Debt

Asher

On February 1, 2010, the Company issued an 8% secured convertible note (the “February 2010 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest is payable on January 2, 2011, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In 2010, $47,000 of the principal was converted into 538,829 shares of company common stock.  In January 2011, the balance of the convertible note of $3,000 and $2,000 of accrued interest was converted into 100,000 shares of the Company’s common stock.

On March 12, 2010, the Company issued an 8% secured convertible note (the “March 2010 Note”) in the amount of $30,000 to Asher.  The principal and accrued interest is payable on December 13, 2010, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In February and March 2011, the convertible note of $30,000 and accrued interest of $1,200 was converted into 1,121,975 shares of the Company’s common stock.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In April 2010, the Company issued an 8% secured convertible note (the “April 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on January 13, 2011, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In April 2011, the convertible note and accrued interest was converted into 3,847,321 shares of the Company’s common stock.

In May 2010, the Company issued an 8% secured convertible note (the “May 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on February 11, 2011, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In May and June 2011, the convertible note and accrued interest was converted into 3,999,843 shares of the Company’s common stock.

In April 2011, the Company issued an 8% convertible note (the “April 2011 Note”) in the amount of $50,000 to Asher.  The principal and accrued interest is payable on January 18, 2012, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In July 2011, the Company issued an 8% convertible note (the “July 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on April 18, 2012, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In August 2011, the Company issued an 8% convertible note (the “August 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on May 29, 2012, or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 60.0% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In September 2011, the Company issued an 8% convertible note (the “September 2011 Note”) in the amount of $37,500 to Asher.  The principal and accrued interest is payable on June 28, 2012 or such earlier date as defined in the note.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the note.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

Asher is entitled to have all shares issued upon conversion of the above notes listed upon each national securities exchange or other automated quotation system, if any, upon which shares of the Company’s common stock are then listed.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Tangiers

Effective January 2011, the Company entered into a 7% convertible promissory note agreement (the “January 2011 Note”) in the amount of $25,000 with Tangiers Capital, LLC (“Tangiers”) for the settlement of an accrued termination fee related to the securities purchase agreement with Tangiers.  The principal and accrued interest is payable on June 18, 2012, or such earlier date as defined in the agreement.  The note, including any accrued interest, is convertible into shares of the Company’s common stock at a price of 80% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder.  In March and April 2011, the convertible note and accrued interest was converted into 1,965,254 shares of the Company’s common stock.

On November 16, 2009, the Company issued a 7% Secured Convertible Debenture (the “November 2009 Debenture”) in the amount of $25,000 to Tangiers.  The principal and accrued interest is payable on August 16, 2010, or such earlier date as defined in the debenture.  Upon issuance, the November 2009 Debenture, including any accrued interest, was convertible into shares of the Company’s common stock at a price of 80% of the average of the two lowest trading prices, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder.  The holder is entitled to “piggyback” registration rights on shares of common stock issued upon conversion.  During the year ended December 31, 2010, $18,750 of the convertible note was converted into 290,144 shares of the Company’s common stock.  In February 2011, the balance of the note of $6,250 and accrued interest of $1,694 was converted into 141,839 shares of the Company’s common stock.

Strategic

In May 2011, the Company issued a 15% convertible note (the “May 2011 Note”) in the amount of $50,000 to Strategic Business Initiatives, LLC (“Strategic”).  The principal and accrued interest is payable on November 30, 2011, or such earlier date as defined in the note.  The Company must give 10 days’ notice to Strategic about its intent to prepay the note.   During the ten day period, prior to the Company’s prepayment, Strategic has the option to convert all or a portion of the principal and/or accrued interest into shares of the Company’s common stock at a price of 80% of the five day average closing price immediately prior to the conversion date.

The Company accounts for the fair value of the conversion features in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”).  Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt.  The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations.  The Company valued the embedded derivative using the Black-Scholes pricing model.  The fair values upon issuance of the January 2011 Note of $12,478, the April 2011 Note of $32,704, May 2011 Note of $16,570, July 2011 Note of $30,962, August 2011 Note of $32,500, and the September 2011 Note of $21,507 were recorded as a derivative liability and a discount to the convertible debt.  Amortization of debt discount amounted to $62,323 and $85,184 for the nine months ended September 30, 2011 and 2010, respectively.  The derivative liability is revalued each reporting period using the Black-Scholes model.  For the nine months ended September 30, 2011 and 2010, the Company recorded an unrealized gain from the change in the fair value of the derivative liability of $123,934 and $57,431, respectively.  Convertible debt as of September 30, 2011 ($202,500) and December 31, 2010 ($119,250), is shown net of debt discount in the amount of $91,579 and $7,181, respectively.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Black-Scholes model was valued with the following inputs:

•

Stock Price - The Stock Price was based on the average closing price of the Company’s common stock as of the Valuation Date.  Stock Prices ranged from $0.01 to $0.12 in the period 1-01-2011 through 9-30-2011.

•

Variable Conversion Price - The variable conversion price was based on: (i) 80% of the lowest Stock Price out of the last 10 trading days prior to the Valuation Date (Tangiers); and (ii) 62.5% and 60% of the average of the 3 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Asher) and (iii) 80% of the stock price for the last 5 trading days prior to valuation date (Strategic).

•

Time to Maturity - The time to maturity was determined based on the length of time between the Valuation Date and the maturity of the debt.  Time to maturity ranged from 0 months to 8 months in the period 1-01-2011 through 9-30-2011.

•

Risk Free Rate - The risk free rate was based on the Treasury Note rate as of the Valuation Dates with term commensurate with the remaining term of the debt.  The risk free rate ranged from 0.11% to 0.30% in the period 1-01-2011 through 9-30-2011.

•

Volatility - The volatility was based on the historical volatility of three comparable companies as historical volatility of the Company was not useful in developing the expected volatility due to the limited trading history of its stock.  The average volatility for the comparable companies ranged from 55.77% to 57.96% in the period 1-01-2011 through 9-30-2011.

[7] Equipment Held Under Capital Leases

The Company’s equipment held under the capital lease obligations is summarized as follows:

	September 30,	December 31,
	2011	2010

Showroom Equipment	$ 40,000	$ 40,000
Less: Accumulated Amortization	30,667	24,667

Equipment Held under Capitalized Lease Obligations - Net	$ 9,333	$ 15,333

Amortization related to the equipment held under capital leases is calculated using the straight-line method over the five year useful lives of the assets.  Amortization for the three months ended September 30, 2011 and 2010, and the nine months ended September 30, 2011 and 2010, amounted to approximately $2,000, $2,000, 6,000 and $6,000, respectively.

Interest expense related to capital leases for the three months ended September 30, 2011 and 2010 and the nine months ended September 30, 2011 and 2010, amounted to approximately $-0-, $1,000, $500, and $3,000, respectively.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

[8] Income Taxes

Deferred income tax assets [liabilities] are as follows:

	September 30,	December 31,
	2011	2010

Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$ 353,892	$ 289,716
Allowance for Doubtful Accounts	--	14,293
Start-up Costs	15,806	18,237
Totals	369,698	322,246

Deferred Income Tax Liabilities:
Property and Equipment	(22,102)	(20,135)
Totals	(22,102)	(20,135)

Gross Deferred Tax Asset [Liability]	347,596	302,111

Valuation Allowance for Deferred Taxes	(347,596)	(302,111)
Net Deferred Tax Asset [Liability]	$ --	$ --

At December 31, 2010, the Company had approximately $550,000 of federal net operating tax loss carryforwards expiring at various dates through 2030.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company’s ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change. These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period.  As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.  The valuation allowance increased decreased by approximately $45,000 and $127,000 in the nine months ended September 30, 2011, and the year ended December 31, 2010, respectively.

[9] Stockholders’ Equity

The Company is authorized to issue 200,000,000 shares of common stock, par value $.001 per share and 51 shares of preferred stock, par value $.001 per share.  At September 30, 2011 and December 31, 2010, there were 24,857,413 and 11,159,574 common shares issued and outstanding, respectively.  In October 2009, the Company effected a 12-for-1 forward split of its common stock.  Effective December 27, 2010, the Company implemented a 1-for-12 reverse common stock split.  All share and per share data has been retroactively adjusted to reflect such stock splits.  Effective September 1, 2011, the Company designated and issued 51 shares of Series A Preferred Stock, par value $0.001 to its Chief Executive Officer (see Note 11).  The Series A Preferred Stock pays no dividends and has no conversion rights.  Each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In March 2011, the Company issued an aggregate of 1,988,054 shares of common stock valued at $23,558 to its Chief Executive Officer pursuant to his employment agreement (see Note 11).

During the nine months ended September 30, 2011, the Company issued an aggregate of 9,069,139 shares of common stock to Asher for conversion of $113,000 of convertible debt and $9,170 of accrued interest.  The shares are valued at $122,170 per terms of the convertible note agreements (see Note 6).

During the nine months ended September 30, 2011, the Company issued an aggregate of 2,107,093 shares of common stock to Tangiers for conversion of $31,250 of convertible debt and $3,065 of accrued interest.  The shares are valued at $34,315 per terms of the convertible note agreements (see Note 6).

In August 2011, the Company issued 533,553 shares of common stock for payment of legal fees.  The shares are valued at $34,681, the fair value at date of issuance.

[10] Related Party Transactions

The Company receives periodic advances from its principal shareholder and Chief Executive Officer (the “CEO”) based upon the Company’s cash flow needs.  At September 30, 2011 and December 31, 2010, $368,075 and $317,601, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.25% at September 30, 2011 and December 31, 2010, respectively.  No terms for repayment have been established.  As a result, the amount is classified as a current liability.

In the nine months ended September 30, 2011, the Company issued an aggregate of 1,988,054 shares of common stock to its CEO in accordance with his employment agreement (See Note 11).  The shares are valued at $23,558, which was equal to the amount of unpaid compensation owed the CEO.

[11] Commitment and Contingencies

Employment Agreement - Effective February 28, 2010, the Company entered into an employment agreement with its CEO.  The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”).  The CEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement.  In addition, since it is understood that the Company is employing the CEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed to the CEO, it is understood and agreed to by the Company’s Board of Directors (the “Board”), that as long as the Company is unable to pay the CEO the full amount of his Base Salary, that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding common stock.  Such issuances shall be made to the CEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares made on behalf of the Company.  The CEO waived the 3% annual increase for 2011.

BERGIO INTERNATIONAL, INC. NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Effective September 1, 2011, the Company and CEO entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) which primarily retains the term and compensation of the original agreement. The Amended Agreement, however, removes the section which previously provided for the issuance of Company common stock to the CEO, from time to time, when the Company is unable to pay the CEO the full amount of his Base Salary which would allow the CEO to maintain a fifty-one percent (51%) share of the Company’s outstanding common stock.  However, the CEO does have the right to request all or a portion of his unpaid Base Salary be paid with the Company’s restricted common stock.  In addition, the Amended Agreement provides for the issuance of 51 shares of newly authorized Series A Preferred Stock to be issued to the CEO.  As defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company. Effective November 3, 2011, the CEO notified the Company that for the one year period, retroactive from April 1, 2011, through March 31, 2012, he would reduce his Base Compensation to $100,000.

Operating Leases - The Company leases certain office and manufacturing facilities and equipment.  The Company’s office and manufacturing facilities are currently leased on a month to month basis at $1,800 per month.

The equipment lease agreements are non-cancelable and expire at various dates through 2011.  All these leases are classified as operating leases.

Rent expense for the Company’s operating leases for the three months ended September 30, 2011 and 2010 and the nine months ended September 30, 2011 and 2010 amounted to approximately $5,000, $5,000, $16,000 and $16,000, respectively.

Litigation - The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  As of September 30, 2011, and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements.

[12] Subsequent Events

In October 2011, the Company issued 400,000 shares of common stock to a consultant for services.  The shares are valued at $20,000, the fair value at date of issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder. The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$10.89
Legal expenses	$25,000	*
Accounting expenses	$10,000	*
Miscellaneous	$5,000	*
Total	$40,010.89	*

* Estimate

Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the U.S. Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities which were not registered under the Securities Act.  Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On January 30, 2009, we issued 26,261 shares of our restricted common stock, with a fair value of $1.83 per share or $48,000, to our outside securities counsel for services rendered in connection with the effective filing of Form 15c-211 and submittal to FINRA through a market maker.

On February 11, 2009, we issued 10,942 shares of our common stock, with a fair value of $1.83 per share or $20,000, to our Chief Executive Officer and Chairman for services rendered as the Chairman of the our Board of Directors throughout the 2009 fiscal year.

On October 19, 2009, in connection with the Exchange Agreement, we issued to the previous shareholders of Diamond Information Institute 2,585,175 shares of our common stock in exchange for all of the outstanding shares of Diamond Information Institute.

On November 16, 2009, we entered into a Securities Purchase Agreement (the “Tangiers Agreement”) with Tangiers Capital, LLC (“Tangiers”).  Pursuant to the Tangiers Agreement, we may, at our discretion, periodically sell to Tangiers shares of our common stock for a total purchase price of up to $25,000,000.  Pursuant to the Tangiers Agreement, on December 16, 2009, and finalized on January 22, 2010, Tangiers received a one-time commitment fee equal to $500,000 of our common stock divided by the lowest volume weighted average price of our common stock during the ten business days immediately following the date of the Tangiers Agreement, as quoted by Bloomberg, LP.  As such, we issued to Tangiers 92,593 shares of our common stock.  On June 22, 2010, we mutually agreed with Tangiers to terminate the Tangiers Agreement.

On January 12, 2010, through two agreements with Caesar Capital Group, LLC (Caesar”), we settled approximately $250,000 and $152,000 of stockholder loans through the issuance of 90,580 and 66,561 shares of common stock, respectively, to Caesar.

On February 9, 2010, through an agreement with Socius CG II, Ltd (“Socius”), we settled a $700,000 payment of our credit line with Columbia Bank with the issuance of 975,000 shares of common stock (subject to adjustment) to Socius.  The offer and sale of the securities above were effected in reliance on Section 3(a)(10) of the Securities Act based on the court’s approval of the issuance of the shares and that the terms and conditions of the exchange of the shares for the release of the claims was fair, reasonable and adequate (procedurally and substantively) to the plaintiffs.

On January 25, 2010, March 3, 2010, March 9, 2010 and March 16, 2010, we issued 4,167, 7,167, 70,000 and 20,833 shares of common stock to two individuals for consulting and legal services rendered for the registration of securities with the SEC.

On April 8, 2010, we settled approximately $247,000 in payables with the issuance of 650,000 shares of common stock to Socius.  On May 15, 2010, an additional 64,473 shares were issued.  The offer and sale of the securities above were effected in reliance on Section 3(a)(10) of the Securities Act of 1933 based on the court’s approval of the issuance of the shares and that the terms and conditions of the exchange of the shares for the release of the claims was fair, reasonable and adequate (procedurally and substantively) to the plaintiffs.

On April 15, 2010, we issued 375,000 shares of common stock to a consultant for services previously rendered and recorded as share liability at March 31, 2010.

On April 16, 2010, we issued 1,392,692 shares of common stock to our CEO pursuant to his employment agreement.

On April 12, 2010 and April 21, 2010, we issued 8,333 and 25,000 shares of common stock to two individuals for consulting and legal services rendered for the registration of securities with the SEC.

On May 17, 2010, we issued 1,073,340 shares of common stock to our CEO pursuant to his employment agreement.

On July 21, 2010, we issued 327,264 shares of common stock to our CEO pursuant to his employee agreement.

On August 4, August 16, August 18 and August 24, 2010, we issued an aggregate of 231,530 shares of common stock to a convertible debt holder for the conversion of debt in the amount of $24,500.

On August 20, 2010, we issued 59,524 shares of common stock to a convertible debt holder for the conversion of debt in the amount of $6,250.

On August 30, 2010, we issued 215,334 shares of common stock to our CEO pursuant to his employee agreement.

On September 7 and September 23, 2010, we issued 63,131 shares and 94,697 shares, respectively, of common stock to a convertible debt holder for the conversion of debt in the amount $12,500.

On October 1, 2010, we issued 223,391 shares of common stock to our Chief Executive Officer pursuant to his employee agreement.

On October 4 and October 18, 2010, we issued 66,138 shares and 83,333 shares, respectively, of common stock to a convertible debt holder for the conversion of debt in the amount $10,000.

On October 29 and November 16, 2010, we issued 112,249 shares and 118,371 shares, respectively, of common stock to a convertible debt holder for the conversion of debt in the amount $12,500.

On January 26, February 3, February 8, March 10 and March 22, 2011, we issued 100,000 shares, 200,000 shares, 238,663 shares, 437,158 shares and 246,154 shares for an aggregate of 1,221,975 shares of common stock to Asher for partial conversion of its convertible debt and accrued interest.

On February 8 and March 22, 2011, we issued 141,839 shares and 762,195 shares for an aggregate of 904,034 shares of common stock to Tangiers for partial conversion of its convertible debt and accrued interest.

On March 31, 2011, we issued an aggregate of 1,988,054 shares of common stock valued at $23,558 to its Chief Executive Officer pursuant to his employment agreement.

On April 1, April 6, April 12, April 20, April 26, April 29, May 4, May 26, June 10, June 23 and June 30, 2011, we issued 659,341 shares, 659,341 shares, 769,231 shares, 721,649 shares 448,718 shares, 589,041 shares, 684,932 shares, 720,000 shares, 707,965 shares, 705,128 shares, and 1,181,818 shares for an aggregate of 7,847,164 shares of common stock to Asher for partial conversion of its convertible debt and accrued interest.  The shares are valued at $85,970.

On April 18, 2011, we issued an aggregate of 1,203,059 shares of common stock to Tangiers for partial conversion of its convertible debt and accrued interest.  The shares are valued at $13,871.

On August 26, 2011, we issued 533,553 shares of common stock for payment of legal fees.  The shares are valued at $34,681, the fair value at date of issuance.

On October 17, 2011, we issued 400,000 shares of common stock to a consultant for professional services rendered.

On October 21, October 24, October 25, October 26 and November 1, 2011, we issued 338,983 shares, 421,941 shares, 578,512 shares, 330,579 shares and 439,650 shares of common stock to Asher for conversion of its convertible debt and accrued interest in the aggregate amount of $52,000.

On November 9, November 17, November 28, and December 2, 2011, we issued 389,105 shares, 662,252 shares, 712,758 shares and 569,109 shares of common stock to Asher for conversion of its convertible debt in the aggregate amount of $39,522.

On November 15, 2011, we issued an aggregate of 1,040,133 shares of common stock to Caesar for conversion of its convertible debt in the amount of $31,100.

On November 18 and December 19, 2011, we issued 500,000 shares and 600,000 shares of common stock to Panache Capital, LLC (“Panache”) for conversion of its convertible debt in the aggregate amount of $16,369.

On December 6, 2011, we issued 2,517,483 shares of common stock to Genesis Capital Management, LLC for conversion of its convertible debt in the amount of $36,000

On December 23, 2011, we issued 1,736,111 shares of common stock to TCA Global Credit Master Fund, LP for payment of 25% ($31,250) of the facility fee per the Committed Equity Facility Agreement dated November 28, 2011.

On January 17, 2012, we issued 750,000 shares of common stock to Panache for conversion of its convertible debt in the amount of $8,304.

EXHIBITS

Exhibit No.	Description

2.1

Share Exchange Agreement, dated October 19, 2009, by and between Alba Mineral Exploration, Inc. and Diamond Information Institute, Inc. (as filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2009)

2.2

Stock Purchase Agreement, dated October 20, 2009, by and among Alba Mineral Exploration, Inc., Owen Gibson, individually, Joan Gibson, individually, Darcy Brann, individually, Duane Schaffer, individually, Lindsay Devine, individually, and Dennis Rodowitz, individually (as filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2009)

3.1	Articles of Incorporation, as amended (as filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on April 23, 2008)

3.2	Certificate of Amendment to the Articles of Incorporation (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 22, 2009)

3.3	Bylaws, as amended (as filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on April 23, 2008)

3.4

Certificate of Designation of Preferences, Rights and Limitations of the Bergio International Inc. Series A Preferred Stock, as filed with the Delaware Secretary of State on September 2, 2011 (as filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2011)

5.1	Opinion of Lucosky Brookman LP *

10.1	Order Approving Stipulation for Settlement of Claim, dated February 4, 2010 (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 5, 2010)

10.2

Amended and Restated Employment Agreement, dated September 1, 2011, by and between Bergio International Inc. and Berge Abajian, individually (as filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2011)

10.3	Bergio International, Inc. 2011 Stock Incentive and Reward Plan (as filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on May 10, 2011).

10.4	Committed Equity Facility Agreement, dated December 23, 2011, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP *

10.5	Registration Rights Agreement, dated December 23, 2011, by and between Bergio International Inc. and TCA Global Credit Master Fund, LP *

23.1	Consent of Silberstein Ungar, PLLC *

23.2	Consent of Lucosky Brookman LP (included in Exhibit 5.1 herewith)

* filed herewith

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of New Jersey, on February 1, 2012.

BERGIO INTERNATIONAL INC.

By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer Principal Executive Officer Chief Financial Officer Principal Financial Officer Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Position	Date

/s/ Berge Abajian	Chief Executive Officer, Principal Executive Officer,	February 1, 2012
Berge Abajian	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Chairman

/s/ Arpi Abajian	Secretary	February 1, 2012
Arpi Abajian